
                                                                   EXHIBIT 10.26

                                                                  EXECUTION COPY

================================================================================

                             SHAREHOLDERS AGREEMENT

                                      AMONG

                 CHINA NETCOM CORPORATION INTERNATIONAL LIMITED

                  CHINA NETCOM CORPORATION (HONG KONG) LIMITED

                        SB ASIA INFRASTRUCTURE FUND L.P.

                     NEWBRIDGE ASIA NETCOM (CAYMAN) HOLDINGS

                                       AND

                         ASIA NETCOM CORPORATION LIMITED

                           DATED AS OF MARCH 12, 2003

================================================================================

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                                TABLE OF CONTENTS

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                                    ARTICLE I
                                  DEFINED TERMS

SECTION 1.01. Certain Defined Terms...........................................    1

                                   ARTICLE II
                                     GENERAL

SECTION 2.01. Interpretation..................................................    9
SECTION 2.02. Organizational Documents........................................    9
SECTION 2.03. Purpose.........................................................   10
SECTION 2.04. Principal Place of Business.....................................   10

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

SECTION 3.01. Organization and Authority......................................   10
SECTION 3.02. No Conflict.....................................................   10

                                   ARTICLE IV
                                 CAPITALIZATION

SECTION 4.01. Capitalization..................................................   11
SECTION 4.02. Covenant .......................................................   12
SECTION 4.03. Shares .........................................................   12
SECTION 4.04. Management Option Plan..........................................   12
SECTION 4.05. Management Purchase Plan........................................   12
SECTION 4.06. Reservation.....................................................   12

                                    ARTICLE V
                                     FUNDING

SECTION 5.01. Debt Financing..................................................   12
SECTION 5.02. Additional Funding and Failure to Fund..........................   13

                                   ARTICLE VI
                                   GOVERNANCE

SECTION 6.01. General Meetings................................................   14
SECTION 6.02. Prior Approval of Shareholders..................................   15
SECTION 6.03. Prior Approval of Board.........................................   16
SECTION 6.04. Management of the Company.......................................   17
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                                        i
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SECTION 6.05. Board ..........................................................   17
SECTION 6.06. Frequency and Language of Meetings..............................   18
SECTION 6.07. Removal of Directors; Vacancies.................................   19
SECTION 6.08. Action by Written Consent.......................................   19
SECTION 6.09. Telephonic Meetings.............................................   19
SECTION 6.10. Company Minutes.................................................   19
SECTION 6.11. Remuneration for Directors......................................   20
SECTION 6.12. Compensation and Employment Committee; Executive Committee......   20
SECTION 6.13. Officers .......................................................   21
SECTION 6.14. Subsidiaries....................................................   21

                                   ARTICLE VII
                     BOOKS AND RECORDS; FINANCIAL STATEMENTS

SECTION 7.01. Books and Records; Financial Statements.........................   22

                                  ARTICLE VIII
                            IPO AND SHARE TRANSFERS.

SECTION 8.01. Put Option .....................................................   22
SECTION 8.02. Participation in a Company IPO; Registration Rights.............   23
SECTION 8.03. Participation in a Group IPO....................................   24
SECTION 8.04. Co-operation between Shareholders...............................   26
SECTION 8.05. Transferees to Execute Agreement................................   26
SECTION 8.06. Ceasing to be a Shareholder.....................................   27
SECTION 8.07. Determination of Fair Market Value..............................   27
SECTION 8.08. Decrease in Ownership of Shares.................................   28

                                   ARTICLE IX
                                 NON-COMPETITION

SECTION 9.01. Non-Competition.................................................   29

                                    ARTICLE X
                                OTHER AGREEMENTS

SECTION 10.01. Use of Names...................................................   30
SECTION 10.02. Covenant to Support Business...................................   30
SECTION 10.03. Waivers under the Purchase Agreement...........................   30
SECTION 10.04. Unlawful Gifts and Payments....................................   30

                                   ARTICLE XI
                            CONFIDENTIAL INFORMATION

SECTION 11.01. Confidential Information.......................................   31
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                                       ii
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                                   ARTICLE XII
                                   TERMINATION

SECTION 12.01. Termination....................................................   32

                                  ARTICLE XIII
                                  MISCELLANEOUS

SECTION 13.01. Further Assurances.............................................   33
SECTION 13.02. Expenses. .....................................................   33
SECTION 13.03. Notices .......................................................   34
SECTION 13.04. Public Announcements...........................................   35
SECTION 13.05. Cumulative Remedies............................................   35
SECTION 13.06. Binding Effect.................................................   35
SECTION 13.07. Severability...................................................   36
SECTION 13.08. Counterparts...................................................   36
SECTION 13.09. Entire Agreement...............................................   36
SECTION 13.10. Governing Law; Dispute Resolution..............................   36
SECTION 13.11. Specific Performance...........................................   36
SECTION 13.12. Amendments and Waivers; Assignment.............................   37
SECTION 13.13. No Third Party Beneficiaries...................................   37

EXHIBIT 2.02(a)       -    MEMORANDUM OF ASSOCIATION

EXHIBIT 2.02(b)       -    BYE-LAWS

EXHIBIT 5.02          -    TERMS OF CNCHK GUARANTEE

EXHIBIT 8.02          -    REGISTRATION RIGHTS

EXHIBIT 4.01(b)(i)    -    OPINIONS OF COUNSEL

EXHIBIT 4.01(b)(ii)   -    COMPANY CERTIFICATES

SCHEDULE 4.01(b)      -    SHAREHOLDERS

SCHEDULE 10.02        -    CNCHK EXISTING ARRANGEMENTS

                             SHAREHOLDERS AGREEMENT

                                       OF

                         ASIA NETCOM CORPORATION LIMITED

            This SHAREHOLDERS AGREEMENT of Asia Netcom Corporation Limited, a Bermuda company (the "Company"), is made as of March 12, 2003 and effective as of the Effective Date, among China Netcom Corporation International Limited, a Bermuda company ("Netcom"), China Netcom Corporation (Hong Kong) Limited, a company organized and existing under the laws of Hong Kong, SAR ("CNCHK"), SB Asia Infrastructure Fund L.P., an exempted limited partnership organized and existing under the laws of the Cayman Islands ("SAIF"), Newbridge Asia Netcom (Cayman) Holdings, an exempted limited company organized and existing under the laws of the Cayman Islands ("Newbridge"), and the Company.

                                  WITNESSETH:

            WHEREAS, Netcom, a wholly-owned subsidiary of CNCHK, has formed the Company to enter into a Share and Asset Purchase Agreement dated November 17th, 2002 (as amended as of January 29, 2003, the "Purchase Agreement") with Asia Global Crossing Ltd. ("AGC") to acquire certain assets and assume certain liabilities of AGC (the "Acquisition");

            WHEREAS, the purpose of the Company shall be to establish and develop the Business (as defined below);

            WHEREAS, the Shareholders (as defined below) wish to invest in the Company on the terms and conditions set forth herein; and

            WHEREAS, the parties deem it in their best interest and the best interest of the Company to set forth their agreement regarding management of the Company, to regulate certain of their interests in the Company, to place certain restrictions on and to provide for the orderly disposition of the Shares now or hereafter held by any of them and certain other matters, and desire to enter into this Agreement to effectuate those purposes;

            NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholders hereby agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

            SECTION 1.01. Certain Defined Terms. (a) As used in this Agreement, the following terms shall have the following meanings:

            "Acquisition" has the meaning ascribed thereto in the Recitals.

            "Additional Debt Funding" has the meaning ascribed thereto in
      Section 5.02(a).

            "Additional Funding Requirement" has the meaning ascribed thereto in
      Section 5.02(a).

            "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, is Controlled by, Controls, or is under common Control with, such specified Person.

            "AGC" has the meaning ascribed thereto in the Recitals.

            "Agreement" means this Shareholders Agreement of Asia Netcom Corporation Limited, as amended, modified, supplemented or restated from time to time.

            "Annual Budget" means the annual budget for the Company and its Subsidiaries approved from time to time by the Board pursuant to Section 6.03(b) and which shall include the capital expenditure budget, operating budget and financing plan.

            "Appraisal Firms" has the meaning ascribed thereto in Section
      8.07(a).

            "Auditors" has the meaning ascribed thereto in Section 7.01(a).

            "Available Amount" has the meaning ascribed thereto in Section 8.03(b).

            "Available Amount Notice" has the meaning ascribed thereto in
      Section 8.03(b).

            "Bermuda Approvals" means all Bermuda governmental approvals, including that of the Bermuda Monetary Authority, required to issue Shares.

            "Board" means the board of directors of the Company.

            "Bridge Funding" has the meaning ascribed thereto in Section 5.01.

            "Business" means the business of telecommunication network services (including, bandwidth and value-added data services) to enterprise and carrier customers at various locations in Asia using the longhaul network (including the subsea, terrestrial, national and international fiber optic networks extending over approximately 17,900 kilometers and including landing stations and cable houses ) and other telecommunication facilities.

            "Business Day" means any day on which banks in Hong Kong are ordinarily open for business, excluding Saturday and Sunday and any other day that is a public holiday in Hong Kong.

            "Business Plan" means the business plan of the Company and its Subsidiaries, as approved by the Board each year for the Company's next succeeding year including, among other things, projected revenues, headcount additions, operating costs, selling, general and administrative expenses, capital expenditures, vendor payments, EBITDA and profits and a plan of financing.

            "Capital Contribution" means, with respect to any Shareholder, the aggregate amount of cash to be contributed to the Company in exchange for Shares, as set forth in Schedule 4.01(b).

            "CEO" has the meaning ascribed thereto in Section 6.13(a).

            "CFO" has the meaning ascribed thereto in Section 6.13(a).

            "Chairman" has the meaning ascribed thereto in Section 6.05(a).

            "China Netcom Group" means China Network Communications Group Corporation, a company organized under the laws of the PRC.

            "Closing Date" means the first (1st) Business Day on which (i) both Newbridge and SAIF have received all Bermuda Approvals, (ii) the closing under the Purchase Agreement has occurred, (iii) opinions of counsel and closing certificates substantially in the form and substance as set forth in Exhibit 4.01(b)(i) and Exhibit 4.01(b)(ii) shall have been delivered,
      (iv) none of the Purchase Agreement, this Agreement or any related agreement shall have been breached or repudiated, in whole or in part, by any party thereto or hereto, and (v) Newbridge and SAIF have been entered in the Register of Members.

            "CNC Consents" has the meaning ascribed thereto in Section 3.02.

            "CNC Guarantee" has the meaning ascribed thereto in Section 5.02(a).

            "CNCHK" has the meaning ascribed thereto in the Recitals.

            "Companies Act 1981" means the Companies Act 1981 of Bermuda.

            "Company" has the meaning ascribed thereto in the Recitals.

            "Compensation and Employment Committee" has the meaning ascribed thereto in Section 6.12(a).

            "Confidential Information" has the meaning ascribed thereto in
      Section 11.01(a).

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

            "COO" has the meaning ascribed thereto in Section 6.13(a).

            "Current Scope" means the current scope of the Business as of the Effective Date, with reference to the assets, regional coverage, product lines, and customer focus of the Business and other relevant factors.

            "Defaulting Shareholder" has the meaning ascribed thereto in Section 4.01(b).

            "Deputy CFO" has the meaning ascribed thereto in Section 6.13(a).

            "Director" has the meaning ascribed thereto in Section 6.05(a).

            "Dispute" means any controversy, claim or dispute.

            "Effective Date" means the date of the closing under the Purchase Agreement.

            "Encumbrance" means any security interest, pledge, mortgage, lien (including environmental and tax liens), charge, adverse claim of ownership or use, or other encumbrance of any kind.

            "Exchange Deadline" has the meaning ascribed thereto in Section 8.03(a).

            "Exchange Period" has the meaning ascribed thereto in Section
      8.03(a).

            "Exchange Price" has the meaning ascribed thereto in Section
      8.03(a).

            "Exchange Request" has the meaning ascribed thereto in Section 8.03(b).

            "Exchange Right" has the meaning ascribed thereto in Section
      8.03(a).

            "Exchanging Shareholder" has the meaning ascribed thereto in Section 8.03(a).

            "Executive Committee" has the meaning ascribed thereto in Section 6.12(c).

            "Exercise Price" has the meaning ascribed thereto in Section
      8.01(a).

            "Fair Market Value" has the meaning ascribed thereto in Section 8.07(a).

            "Fiscal Year" means each consecutive twelve (12) month period commencing on April 1 and ending on the following March 31.

            "GAAP" means United States generally accepted accounting principles as in effect from time to time.

            "Group IPO" has the meaning ascribed thereto in Section 8.03(a).

            "HKIAC" has the meaning ascribed thereto in Section 13.10.

            "HK IPO" means, in relation to an entity, the first underwritten public offering of equity securities of such entity, pursuant to which Shares become listed on the HKSE, the net proceeds of which are at least the Hong Kong Dollar equivalent of U.S.$100 million and the price of which is based on a U.S.$500 million or greater (pre-IPO) equity valuation of the Company.

            "HKSE" means the Stock Exchange of Hong Kong Limited.

            "Indebtedness" means, with respect to any Person, whether secured or unsecured, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the sellers or lenders under such agreement in the event of default are limited to repossession or sale of such property), (d) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (e) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any equity interests of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference, plus accrued and unpaid dividends, (g) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business), (h) all obligations of such Person in respect of interest rate swaps, caps or collar agreements or similar arrangements, and (i) all Indebtedness of others referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such Person or secured by any Encumbrance on property (including accounts and contract rights) owned by such Person.

            "Independent Director" means an independent director of the Company which director (i) is not a current or former director, officer, employee or consultant of (A) any party hereto (other than the Company), (B) China Netcom Group, (C) AGC or (D) any of their respective Affiliates and (ii) is not an officer, employee or consultant of the Company.

            "Initial Funding" has the meaning ascribed thereto in Section 5.01.

            "Internal Observer" means any director, officer or employee of a Shareholder appointed by a Shareholder pursuant to Section 6.05(a).

            "Investor Rights Agreement" means that Investor Rights Agreement, dated September 29, 2000 by and among CNCHK, CNC Fund L.L.P., a limited partnership formed under the laws of the Cayman Islands and China Netcom Holdings (BVI) Limited, a company formed under the laws of the British Virgin Islands.

            "IPO" means, in relation to an entity, the first underwritten public offering of equity securities of such entity, pursuant to which Shares become registered under Section 12 of the Securities Exchange Act of 1934, as amended, the net proceeds of which are at least U.S.$100 million and the price of which is based on a U.S.$500 million or greater (pre-IPO) equity valuation of the Company.

            "IPO Entity" has the meaning ascribed thereto in Section 8.03(a).

            "IPO Price" has the meaning ascribed thereto in Section 8.04(a).

            "Law" means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, foreign, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Company or the Shareholders, as the case may be.

            "LIBOR" shall mean, in relation to a particular period, the arithmetic mean (rounded upward if necessary to three decimal places) of the London interbank offered rates for U.S. Dollar deposits for a period equal to such period at or about 11 a.m. (London time) on the first day of such period as displayed on the relevant page of the Bloomberg Money Market Rates Services (or such other page as may replace such page on such service for the purpose of displaying London interbank offered rates of major banks for U.S. Dollar deposits).

            "Majority Vote" means, with respect to any matter to be voted on at a duly convened Board meeting where a quorum exists, the affirmative vote by a simple majority of the Directors attending such Board meeting.

            "Management Option Plan" has the meaning ascribed thereto in Section 4.04.

            "Management Purchase Plan" has the meaning ascribed thereto in
      Section 4.05.

            "Mutually Designated Appraiser" means an independent investment banking, accounting or consulting firm of internationally recognized standing jointly designated by the firms initially appointed by the interested parties to determine the Fair Market Value, which firm is neither an Affiliate of any Shareholder, CNCHK or China Netcom Group nor one which has provided significant services to the Company in the preceding four (4) years.

            "Netcom" has the meaning ascribed thereto in the Recitals and its Affiliate transferees.

            "Netcom Directors" has the meaning ascribed thereto in Section 6.05(a).

            "Newbridge" has the meaning ascribed thereto in the Recitals and its Affiliate transferees.

            "Newbridge Director" has the meaning ascribed thereto in Section 6.05(a).

            "Non-Passive Interest" means an equity interest held by any Person in another Person which has the purpose, or the effect of, changing or influencing Control of such other Person, or is held in connection with or as a participant in any transaction having that purpose or effect.

            "Officers" has the meaning ascribed thereto in Section 6.13(a).

            "Organizational Documents" means the Memorandum of Association and the Bye-laws of the Company, as amended and in effect from time to time.

            "Original Other Shareholders" means SAIF and Newbridge and their respective Affiliate transferees.

            "Original Purchase Price" means U.S.$1.00 per Share, as adjusted for any share splits, reverse share splits, share subdivisions, share consolidations, bonus issues, share dividends, reclassifications, rights offerings, dilutive offerings of equity or equity-linked securities or other events having similar effect.

            "Other Shareholders" means SAIF and Newbridge and their respective successors and permitted assigns.

            "Payment" has the meaning ascribed thereto in Section 4.01(b).

            "Person" means any individual, corporation, company, partnership, limited partnership, limited liability company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof.

            "PRC" means the People's Republic of China, excluding Hong Kong, S.A.R., Macau, and Taiwan.

            "Price Range" has the meaning ascribed thereto in Section 8.03(a).

            "Prohibited Payment" has the meaning ascribed thereto in Section 10.04.

            "Prospective Transferee" has the meaning ascribed thereto in Section 8.05.

            "Purchase Agreement" has the meaning ascribed thereto in the Recitals.

            "Put Option" has the meaning ascribed thereto in Section 8.01(a).

            "Put Option Notice" has the meaning ascribed thereto in Section 8.01(b).

            "Put Option Period" has the meaning ascribed thereto in Section 8.01(b).

            "Register of Members" means the register of members referred to in the Bye-laws of the Company as attached hereto as Exhibit 2.02(b).

            "Registration Rights Agreement" means the Registration Rights Agreement dated September 29, 2000 between CNCHK and CNC Fund, LLP.

            "Related Party" means with respect to any individual, (i) the Relatives of such individual, (ii) any Affiliate of such individual or of any such Relative or Relatives, (iii) any entity in respect of which such individual or any Relative of such individual serves as an officer or director.

            "Relatives" means, with respect to any individual, the parents, step-parents, siblings, spouse, children, and step-children of such individual and/or of his or her spouse, and the spouses of the children and step-children of such individual and/or of his or her spouse.

            "Representatives" has the meaning ascribed thereto in Section 11.01(a).

            "Restricted Party" has the meaning ascribed thereto in Section 11.01(a).

            "SAIF" has the meaning ascribed thereto in the Recitals and its Affiliate transferees.

            "SAIF Director" has the meaning ascribed thereto in Section 6.05(a).

            "Sale" means, in respect of any Share, property or other asset, any sale, assignment, transfer, distribution or other disposition thereof or of a participation therein, or other conveyance of legal or beneficial interest therein, or any short position in a security, whether voluntarily or by operation of Law.

            "SAS" has the meaning ascribed thereto in Section 9(f) of Exhibit
      8.02 (Registration Rights) hereto.

            "Secretary" has the meaning ascribed thereto in Section 6.06.

            "Selling Shareholder" has the meaning ascribed thereto in Section 8.01(b).

            "Shareholder" means any Person named as shareholder of the Company on Schedule 4.01(b) hereto and any Person admitted as an additional Shareholder pursuant to the provisions of this Agreement, in each case, in such Person's capacity as a shareholder of the Company.

            "Shares" has the meaning ascribed thereto in Section 4.01(a).

            "Subscription Agreement" means the Subscription Agreement for Series A Convertible Preferred Shares dated September 29, 2000 among China Netcom Holdings (BVI) Limited, CNCHK, China Netcom Corporation Limited and CNC Fund, LLP.

            "Subsidiary" or "Subsidiaries" of any specified Person means any other Person that, directly or indirectly through one or more intermediaries, is Controlled by such specified Person.

            "Termination Notice" has the meaning ascribed thereto in Section 4.01(b).

            "Transferring Shareholder" has the meaning ascribed thereto in
      Section 5.02(c).

            "Transfer Notice" has the meaning ascribed thereto in Section
      5.02(c).

            "Transfer Period" has the meaning ascribed thereto in Section
      5.02(b).

            "Transfer Price" has the meaning ascribed thereto in Section
      5.02(b).

            "Transfer Right" has the meaning ascribed thereto in Section
      5.02(b).

            "Written Consent" means the unanimous written consent of the shareholders of the Company.

                                   ARTICLE II
                                     GENERAL

      SECTION 2.01. Interpretation. In this Agreement:

            (a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit to, or a Schedule to, this Agreement unless otherwise indicated;

            (b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

            (c) whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

            (d) the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

            (e) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

            (f) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

            (g) references to a Person are also to its permitted successors and assigns;

            (h) the use of "or" is not intended to be exclusive unless expressly indicated otherwise; and

            (i) references to "U.S.$" (or "$") or "HK$"denote the lawful currency of the United States of America or of Hong Kong, SAR, as the case may be.

            SECTION 2.02 Organizational Documents. (a) The Memorandum of Association and the Bye-laws of the Company are attached hereto as Exhibit 2.02(a) and Exhibit 2.02(b), respectively. The Company shall, and each Shareholder shall vote all of its Shares to cause the Company to, take all necessary corporate and other steps to amend the Organizational Documents so as to fully reflect the terms of this Agreement.

            (b) Each Shareholder also agrees that:

            (i) it shall vote or cause to be voted all of its Shares to accomplish and give effect to the terms and conditions of this Agreement; and

            (ii) if there is any conflict between the Organizational Documents and this Agreement, the terms and conditions of this Agreement shall control and it shall vote or cause to be voted all of its Shares to amend the Organizational Documents to resolve any such conflict in favor of the provisions of this Agreement.

            SECTION 2.03. Purpose. The purpose of the Company is to (a) consummate the Acquisition, (b) engage in the Business and (c) conduct any and all lawful activities in accordance with this Agreement, the Organizational Documents and the Companies Act 1981 that the Board deems necessary or advisable in connection with the Business.

            SECTION 2.04. Principal Place of Business. The principal place of business of the Company shall be in Hong Kong or, if the Board so resolves, Shanghai, PRC, or such other place as the Board may determine from time to time in accordance with Section 6.03(a)(i). The Company shall have other regional offices and operations as the Board may determine from time to time.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

            Each of the Shareholders and CNCHK severally, but not jointly, represents and warrants to each other party to this Agreement as follows:

            SECTION 3.01. Organization and Authority. It is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to perform the actions contemplated hereby. It is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not prevent or materially hinder the performance of the actions contemplated by this Agreement. The execution and delivery of this Agreement by it, the performance by it of its obligations hereunder and the performance by it of the actions contemplated hereby have been duly authorized by all requisite action on its part. This Agreement has been duly executed and delivered by it, and (assuming due authorization, execution and delivery by the other Persons signatory hereto) this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms.

            SECTION 3.02. No Conflict. The execution, delivery and performance of this Agreement by it does not and will not (a) violate, conflict with or result in the breach of any provision of its charter or by-laws (or similar organizational documents), (b) conflict with or violate any Law applicable to such party or any of its assets, properties or businesses, (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights pursuant to, any contract, agreement or arrangement by which such party is bound, except to the extent that any conflict under (b) or (c) above would not prevent or materially hinder the performance of the actions contemplated by this Agreement or give rise to claims against the Other Shareholders, provided, however, that, for the purposes of Section 8.03 only, the representation by CNCHK set forth in (c) above shall be subject to CNCHK obtaining such consents (the "CNC Consents") under the Investor Rights Agreement, the Registration Rights Agreement and the Subscription Agreement, as may be required in connection with the performance of the obligations as set forth in Section 8.03. CNCHK and Netcom shall use best efforts to obtain such CNC Consents in the event that the rights of the Other Shareholders are triggered under Section 8.03.

                                   ARTICLE IV
                                 CAPITALIZATION

            SECTION 4.01. Capitalization. (a) As of the date of this Agreement, the authorized capital of the Company consists of 12,000 common shares of par value of U.S.$1.00 and, subject to amendment of the Organizational Documents and the receipt of all Bermuda Approvals, on the Closing Date the authorized capital of the Company shall consist of 120,000,000 common shares of par value of U.S.$0.01 (together with any common shares subsequently issued by the Company in accordance with the terms hereof, the "Shares").

            (b) The Company shall issue that number of Shares set forth opposite each Shareholder's name in Schedule 4.01(b) upon payment by the Shareholder to the Company of the corresponding amount set forth opposite such Shareholder's name in Schedule 4.01(b) (the "Payment") and each Shareholder shall be obligated to provide evidence that the Payment has been initiated (and may not be revoked) within two (2) Business Days of the Closing Date. If a Shareholder does not provide evidence that the Payment has been initiated (and may not be revoked) within two (2) Business Days of the Closing Date (the "Defaulting Shareholder"), interest payable by the Defaulting Shareholder on the Payment shall accrue on a daily basis, calculated on the basis of the actual number of days elapsed and a 365-day year, from (and including) the third (3rd) Business Day after the Closing Date through to (but excluding) the date of the Payment at a per annum rate of interest equal to the three (3) month LIBOR for each of the first five
(5) days of interest accrual and at a per annum rate of interest equal to three percent (3%) for each day of interest accrual thereafter. At any time before the Defaulting Shareholder fully discharges its obligation to make the Payment (plus any accrued interest) and at least five (5) Business Days after the Closing Date, the Company may, by written notice to the Defaulting Shareholder (the "Termination Notice"), choose to terminate this Agreement (and repurchase at the Original Purchase Price any Shares issued to the Defaulting Shareholder) with respect to such Defaulting Shareholder (but without prejudice to any rights or obligations hereunder that such Defaulting Shareholder may have accrued prior to such date). The Company will not be able to terminate this Agreement (and repurchase at the Original Purchase Price any Shares issued to the Defaulting Shareholder) with respect to the Defaulting Shareholder if the Defaulting Shareholder fully discharges its obligations to make the Payment (plus any accrued interest) within five (5) Business Days of receiving the Termination Notice from the Company.

            SECTION 4.02. Covenant. Since the date of its incorporation, the Company has not taken any action that would require consent by the Shareholders pursuant to Section 6.02 or consent by the Board pursuant to Section 6.03, except such actions as were necessary in connection with the Purchase Agreement. Each of the parties hereto confirms that the Other Shareholders shall as of the Effective Date enjoy all rights that they would enjoy under Articles 6, 7, and 10 if they each held 24.5% of the Shares regardless of whether the Other Shareholders have purchased any Shares as of such time; provided, that such rights shall terminate as of April 1, 2003 if the Other Shareholders have not subscribed for Shares by such date.

            SECTION 4.03. Shares. Each Share shall entitle the holder thereof to one vote on all matters upon which the holders of the Shares are entitled to vote. The Company shall deliver share certificates evidencing the Shares to each Shareholder upon receipt of such Shareholder's Payment.

            SECTION 4.04. Management Option Plan. The Company shall, within six
(6) months of the Effective Date, implement a plan (the "Management Option Plan"), to grant to certain of its officers, share options to purchase a maximum aggregate number of Shares representing up to five percent (5%) of the outstanding Shares of the Company. The exercise price per Share of any such share options shall be equal to or higher than the Original Purchase Price. The terms and conditions of the Management Option Plan shall be determined by the Compensation and Employment Committee in accordance with Section 6.12.

            SECTION 4.05. Management Purchase Plan. The Company shall, within six (6) months of the Effective Date, implement a plan (the "Management Purchase Plan") to issue to certain of its top officers and Directors, a maximum aggregate number of Shares representing up to five percent (5%) of the outstanding Shares of the Company. The purchase price per Share of any such additional Shares shall be equal to the Original Purchase Price. The terms and conditions of the Management Purchase Plan shall be determined by the Compensation and Employment Committee in accordance with Section 6.12.

            SECTION 4.06. Reservation. The Company shall, at all times, reserve out of its authorized but unissued capital, a sufficient number of Shares to permit the issue of Shares pursuant to the Management Option Plan and/or the Management Purchase Plan.

                                    ARTICLE V
                                     FUNDING

            SECTION 5.01. Debt Financing. The Company shall obtain debt financing in the form of a U.S.$150 million or greater credit or loan facility (which facility may be guaranteed by CNCHK) provided by a bank or banks on terms reasonably satisfactory to the Shareholders decided pursuant to the procedures set forth in Section 6.02 (the "Initial Funding"). The Initial Funding shall be drawn down in accordance with the Business Plan as in effect from time to time. The Company shall be responsible for the costs and fees associated with the Initial Funding. The Company and CNCHK shall maintain the Company's current U.S.$150 million credit facility (the "Bridge Funding") (which credit facility is guaranteed by CNCHK and collateralized by CNCHK's cash deposits) with the Industrial and Commercial Bank of China

(Asia) Limited on its current terms until such time as funds under the Initial Funding become available to the Company.

            SECTION 5.02. Additional Funding and Failure to Fund. (a) If the Board determines at any one or more points in time that additional capital is required to support those operations of the Company contemplated by the Current Scope (each, an "Additional Funding Requirement"), such additional capital shall be obtained through additional debt financing (each, an "Additional Debt Funding") from a bank or banks. If the Company is unable to obtain such Additional Debt Funding without a guarantee from CNCHK within two (2) months following such determination by the Board, CNCHK shall, (i) within one (1) additional month, provide the Company with a binding commitment to provide a guarantee (each, a "CNC Guarantee") in support of the Company's obligations under such Additional Debt Funding and (ii) provide the CNC Guarantee in respect of any Additional Debt Funding obtained, provided, that the CNC Guarantees, with respect to the aggregate principal amount outstanding under the Additional Debt Funding at any time, shall not exceed at any time the lesser of (i) the aggregate of all Additional Funding Requirements and (ii) the excess of (x) $300 million over (y) the Initial Funding. The CNC Guarantees will contain, at a minimum, provisions substantially similar to those set forth in Exhibit 5.02 attached hereto. CNCHK's obligation to provide any CNC Guarantee shall terminate upon the closing of an IPO or HK IPO of the Company; provided, however, that any CNC Guarantee outstanding at the closing of an IPO or HK IPO shall continue until the credit facility underlying such CNC Guarantee expires or terminates according to its terms. The Company shall pay a guarantee fee to CNCHK in respect of any CNC Guarantee and any other guarantee that CNCHK provides on behalf of the Company in respect of the Bridge Funding or the Initial Funding as described in Section 5.01 above after the Effective Date. Such fees shall be equal to one percent (1%) per annum of amounts outstanding from time to time under the guaranteed portion of the Bridge Funding, the Initial Funding, and any Additional Debt Funding.

            (b) If CNCHK fails to comply with its obligations to provide a binding commitment to provide a guarantee or to provide a CNC Guarantee within the time periods specified in paragraph (a) or, within one hundred and eighty
(180) days from the Board's determination of an Additional Funding Requirement, the Company fails to obtain Additional Debt Funding equal to the lesser of (i) such Additional Funding Requirement and (ii) the excess of (x) $300 million over
(y) the Initial Funding, each of the Original Other Shareholders shall have the right (the "Transfer Right"), exercisable once only during a period of thirty
(30) days following the earliest such failure (the "Transfer Period") to transfer to CNCHK a number of Shares equal to the lesser of (x) the total number of Shares it holds and (y) the aggregate of the number of Shares it originally purchased pursuant to Section 4.01(b) plus the number of Shares subsequently purchased or received from any other original Shareholder or an Affiliate of an original Shareholder (in each case, adjusted for any share splits, reverse share splits, share subdivisions, share consolidations, bonus issues, share dividends, reclassifications, rights offerings, dilutive offerings of equity or equity-linked securities or other events having similar effect) at a price per Share (the "Transfer Price") equal to the Original Purchase Price.

            (c) Each such Original Other Shareholder desiring to exercise its Transfer Right (each, a "Transferring Shareholder") shall, prior to the expiration of the relevant Transfer Period deliver to CNCHK, a written notice (the "Transfer Notice") stating its intention to exercise its Transfer Right and identifying the total number of Shares to be transferred.

            (d) The transfer of the Shares identified in a Transfer Notice shall be completed on a date mutually agreed upon by CNCHK and the Transferring Shareholder delivering such Transfer Notice and, in any event within seven (7) Business Days after the date of such Transfer Notice at such reasonable time and place as CNCHK and such Transferring Shareholder shall agree. At the completion of such transfer, the Transferring Shareholder shall, against payment of the Transfer Price, deliver to CNCHK such certificate or certificates evidencing all the Shares identified in the Transfer Notice, free and clear of all Encumbrances together with duly executed written instruments of transfer with respect thereto, in form and substance reasonably satisfactory to CNCHK. CNCHK shall pay in U.S. Dollars an amount equal to the Transfer Price multiplied by the number of Shares being transferred by wire transfer in immediately available funds to the bank account designated by the Transferring Shareholder at least three (3) Business Days prior to such date of completion.

                                   ARTICLE VI
                                   GOVERNANCE

            SECTION 6.01. General Meetings. Meetings of the shareholders of the Company shall be either annual general meetings or special general meetings and shall be convened and held in accordance herewith and with the Bye-laws of the Company.

            (b) An annual general meeting of the shareholders of the Company shall be held during the first three (3) months following the close of each Fiscal Year. Special general meetings of the shareholders may be held upon written request (i) pursuant to a Majority Vote or (ii) by shareholders representing at least twenty percent (20%) of the outstanding Shares, which requests in each case shall specify the subject to be addressed at such meeting. Written notice of a general meeting shall be given to all shareholders at least twenty (20) Business Days prior to the date of any annual general meeting and at least five (5) Business Days prior to the date of any special general meeting, provided, that in the case of an annual general meeting, the requirement for such notice may be waived by all of the shareholders of the Company, and in the case of a special general meeting, the requirement may be waived by a majority in number of the shareholders who together hold at least ninety-five percent (95%) of the Shares.

            (c) Unless otherwise required by Bermuda law or by this Agreement, the quorum for a general meeting shall require the presence of shareholders representing a simple majority of the total number of outstanding Shares and must include Netcom as a Shareholder and at least one of the Other Shareholders. If a quorum is not present at any duly convened general meeting of shareholders, then an adjourned general meeting shall be called in accordance with paragraph
(b) above, and a quorum for such adjourned general meeting shall be shareholders representing a simple majority of the total number of outstanding Shares. Every shareholder entitled to vote shall be entitled to one vote for each Share held by it. Subject to Section 6.02, resolutions of a general meeting shall be adopted by an affirmative vote of shareholders holding a simple majority of the Shares present at such meeting.

            (d) All general meetings of the shareholders shall be held at the principal place of business of the Company unless agreed otherwise by all shareholders.

            SECTION 6.02. Prior Approval of Shareholders. The Company shall not take any of the following actions, or any other action specified herein to be subject to approval in accordance with this Section 6.02, except pursuant to prior approval by affirmative vote of holders of at least sixty six and two-thirds percent (66-2/3%) of all outstanding Shares at a duly convened general meeting of the shareholders or by Written Consent:

            (a) any material change in the strategic direction of the Company or the way in which the Business is conducted other than in accordance with the Business Plan or the relevant Annual Budget;

            (b) any change in the number of, or method of appointing, designating, nominating, or electing Directors;

            (c) the amendment of the Organizational Documents;

            (d) any transaction or series of related transactions between (i) the Company or any of its Subsidiaries on the one hand and (ii) on the other hand, (w) any Shareholder, Shareholder Affiliate, or non wholly-owned subsidiary of the Company, (x) China Netcom Group or any of its Affiliates, (y) any director, officer or employee of any Person described in (w) or (x) above, or (z) any Related Party of any Person described in (y) above in excess of U.S.$1 million (for any transactions with any individuals or their Related Parties) and U.S.$5 million (for all other related party transactions) in aggregate value over any twelve (12) month period;

            (e) any loans or advances by the Company or any of its Subsidiaries
      (i) to any officer or employee of the Company or of any of its Subsidiaries, other than reasonable advances for travel expenses, or (ii) to any other Person other than a wholly-owned Subsidiary of the Company, except for account receivables in the ordinary course of business, provided, however, any such loans or advances to any director of the Company or of any of its Subsidiaries shall require prior approval by affirmative vote of holders of at least ninety percent (90%) of all outstanding Shares;

            (f) (i) any recapitalization, reclassification, split-off, spin-off, dissolution, liquidation or winding up of the Company or any of its Subsidiaries or (ii) the filing or commencement of insolvency, bankruptcy, liquidation, reorganization or similar proceedings with respect to the Company or any of its Subsidiaries;

            (g) any merger, amalgamation, consolidation or other business combination, any acquisition of all or a material part of the assets or business of any other Person, any sale, transfer, lease, license or other direct or indirect disposition of all or a material part of the assets or business of the Company or any of its Subsidiaries or any similar transaction, of or by the Company or any of its Subsidiaries in one or a series of related transactions;

            (h) the authorization, issuance or sale by the Company or any of its Subsidiaries of any Shares, any other equity interest (including any option, warrant, conversion or similar right with respect to any equity interest) or any securities (whether equity or debt) in or of the Company or any of its Subsidiaries, including the approval of the terms and conditions of the Management Option Plan and the Management Purchase Plan;

            (i) any redemption, purchase or other acquisition or voluntary prepayment, directly or indirectly, in cash or in property by the Company or any of its Subsidiaries of any Shares or other securities (whether equity or debt) or other Indebtedness of the Company or any of its Subsidiaries;

            (j) any declaration, making or payment of any dividend or other distribution (whether in cash, securities or other property) on any Shares or other equity securities;

            (k) the sale, transfer, lease, sublease, license or other disposition by the Company or any of its Subsidiaries to a third party of any property or asset, real, personal or mixed (including leasehold interests and intangible assets) in excess of U.S.$10 million in one or a series of transactions over any twelve (12) month period, other than IRU sales in the ordinary course of business not exceeding U.S.$15 million to a single purchaser (together with its Affiliates) in one or a series of transactions during any twelve (12) month period;

            (l) the appointment or replacement of the Auditors;

            (m) except for Indebtedness under U.S.$20 million in one or a series of transactions during any twelve (12) month period as specifically provided in the applicable Business Plan or Annual Budget, the creation, incurrence, assumption, guarantee or otherwise becoming liable (in each case, directly or indirectly) by the Company and/or any of its Subsidiaries with respect to any Indebtedness;

            (n) any matter required to be brought before the shareholders pursuant to Section 6.03; or

            (o) the creation of new subsidiaries.

            SECTION 6.03. Prior Approval of Board. (a) The Company shall not take any of the following actions, or any other action specified herein to be subject to approval in accordance with this Section 6.03, except with prior approval by a Majority Vote, provided, that such Majority Vote shall include the affirmative vote of either a SAIF Director or a Newbridge Director:

            (i) any change in the principal place of business of the Company to anywhere other than Hong Kong or Shanghai, PRC;

            (ii) subject to Section 6.02, any delegation of authority (other than those required by Bermuda law) to the Officers or to others to act on behalf of the Company or any of its Subsidiaries pursuant to Section 6.04;

            (iii) any change in the number of members on the Compensation and Employment Committee or the Executive Committee or in the method of designating, nominating, appointing or electing members to the Compensation and Employment Committee or the Executive Committee; or

            (iv) except for matters requiring approval under Section 6.02, the taking of any action by or with respect to one or more Subsidiaries of the Company (or by the Company and one or more Subsidiaries of the Company) which, if taken by the Company, would require approval under Section 6.02 or this Section 6.03.

            (b) The Company shall not take any of the following actions except with prior approval by at least sixty six and two-thirds percent (66-2/3%) of the Directors, provided, that, subject to Section 8.08, any Shareholder at or prior to the duly constituted Board meeting at which any matter specified below is to be considered, may, by giving oral or written notice to all Directors or, if given at such meeting, to the Directors present at the meeting called to consider such matter, require any such matter to be brought before the shareholders for approval pursuant to Section 6.02:

            (i) the approval of, any amendment to and any material deviation from, any Business Plan or Annual Budget; provided, that any deviation from numerically quantified goals or projections in such Business Plan or Annual Budget which, either alone or together with all prior deviations during the effective period of such Business Plan or Annual Budget, is in excess of fifteen percent (15%) shall be deemed to be material, provided, further, that no spending by the Company or any of its Subsidiaries shall be permitted except pursuant to an approved Annual Budget;

            (ii) the creation, incurrence or assumption of any Encumbrance on any assets of the Company and/or any of its Subsidiaries or any guarantee by the Company and/or any of its Subsidiaries in excess of U.S.$10 million over any twelve (12) month period;

            (iii) except as contemplated by the then applicable Annual Budget, any capital expenditures, investments or other purchase of tangible or intangible assets in a single transaction or a series of transactions by the Company and/or any of its Subsidiaries aggregating in excess of U.S.$10 million during any twelve (12) month period; or

            (iv) the selection of any exchange or automated quotation system on which the Shares or any other securities of the Company will be listed or quoted.

            SECTION 6.04. Management of the Company. (a) The management of the Company shall be vested exclusively in the Board, which may from time to time by resolution delegate authority to the Officers or to others to act on behalf of the Company. No Shareholder shall have any right or authority to take any action on behalf of the Company or to bind or commit the Company.

            (b) The Company's operations and activities shall be governed and carried out in accordance with the Business Plan and Annual Budget in effect from time to time and approved by the Board in accordance with Section 6.03(b).

            SECTION 6.05. Board. (a) Subject to Section 8.08, each Shareholder shall be entitled to appoint one or more individuals as directors of the Company (each a "Director") as provided in this Section 6.05. The total number of Directors shall be seven (7) of whom, (i) three (3) shall be appointed by Netcom (the "Netcom Directors"),
(ii) one (1) shall be appointed by SAIF (the "SAIF Director"), (iii) one (1) shall be appointed by Newbridge (the "Newbridge Director"), and (iv) two (2) shall be Independent Directors, one (1) being appointed by Netcom with the prior consent of SAIF or Newbridge and one (1) being appointed by agreement between SAIF and Newbridge with the prior consent of Netcom. The Board shall appoint the Chairman of the Board (the "Chairman"), and the initial Chairman shall be a Netcom Director. Each Shareholder may also appoint an Internal Observer who may attend the meetings of the Board in a non-voting capacity, provided, that each Shareholder shall bear the costs and expenses of its respective Internal Observer.

            (b) All seven (7) Directors must be present for the first meeting of the Board held on or after the Effective Date, thereafter, the presence of a simple majority of Directors shall constitute a quorum; provided, that a quorum shall require the presence of one Netcom Director and either the Newbridge Director or the SAIF Director (unless waived by such directors in writing prior to a meeting). If a quorum is not present at any duly convened meeting of the Board, then an adjourned meeting shall be called in accordance with Section 6.06, and a quorum for such adjourned meeting shall be a majority of the Directors. A quorum must exist at all times during a meeting, including the reconvening of any meeting that has been adjourned, for any action taken at such meeting to be valid. Except as provided in Section 6.03 or otherwise required herein, all decisions of the Board shall be taken by a Majority Vote. At any Board meeting each Director is entitled to one vote.

            (c) The Chairman shall chair meetings of the Board and in his absence the Chairman shall select another Director as a chairperson to preside over such meetings.

            SECTION 6.06. Frequency and Language of Meetings. (a) The Board shall meet no less frequently than quarterly at such place and time as shall be determined by Majority Vote at a duly constituted previous meeting of the Directors. Special meetings of the Board, to be held at the offices of the Company as above provided (or such other place as shall be agreed by all the Directors), shall be called at the direction of the Chairman, the President or one or more Directors, upon not less than five (5) Business Days' notice given by the Chairman or the Secretary of the Company (the "Secretary") (which Officers shall give such notice if properly directed so to do as aforesaid), provided, that any Director may consent to shorter notice being given to such Director. If a Director reasonably believes there is an emergency, a special meeting of the Board may be held at the offices of the Company (or such other place as shall be agreed by all the Directors) upon not less than two (2) Business Days' telephone notice specifying in reasonable detail the nature of such emergency (to be confirmed by written facsimile notice) by any Director, the Chairman or the Secretary of the Company, provided, that any Director may consent to shorter notice being given to such Director.

            (b) With respect to quarterly meetings and special meetings, not later than five (5) Business Days before each such meeting, there shall be delivered to each Director, together with the notice of each such meeting, an agenda specifying in reasonable detail the matters to be discussed at the applicable Board meeting. Any Director that wishes to have any additional matter discussed at any such meeting shall give to the Secretary of the Company and each other Director not later than two (2) Business Days prior to any such meeting, notice of each matter it so wishes to discuss, provided, that any Director may consent to shorter notice being given to such Director.

            (c) Board meetings shall be conducted in English, with simultaneous translation into Chinese provided by the Company, if requested by any Director.

            SECTION 6.07. Removal of Directors; Vacancies. (a) All Shareholders shall cause a special general meeting to be convened and shall vote to remove any Director appointed by a Shareholder pursuant to Section 6.05, with or without cause, upon receipt of written notice from such Shareholder; provided, however, that Independent Directors may only be removed at a duly convened general meeting of shareholders with the affirmative vote of holders of sixty six and two-thirds percent (66-2/3%) of the Shares outstanding.

            (b) In the event a vacancy occurs on the Board as a result of the retirement, removal, resignation or death of a Director appointed pursuant to
Section 6.05, such vacancy shall be filled by a person appointed by the Shareholder, the retirement, removal, resignation or death of whose appointee created the vacancy (or in the manner specified in Section 6.05, with respect to Independent Directors).

            SECTION 6.08. Action by Written Consent. Subject to the Companies Act 1981, any action required or permitted to be taken by the shareholders or the Board at a meeting may be taken without a meeting by a unanimous written resolution in the case of the Directors, and by Written Consent in the case of the shareholders. Such resolution or Written Consent shall be filed with the minutes of proceedings of the shareholders or the Directors, as the case may be. Written notice of the action to be taken by unanimous written resolution or Written Consent will be given by the Chairman or Secretary of the Company to all shareholders or the Directors, as the case may be, at least two (2) Business Days prior to the effectiveness of any such action, provided, that any Director or shareholder, as the case may be, may consent to shorten notice being given to him.

            SECTION 6.09. Telephonic Meetings. Directors may participate in any meeting of the Board by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting. Such communications equipment shall be available for all emergency meetings of the Directors and for any other meeting of the Directors if requested by any Director not less than three (3) hours prior to the commencement of such meeting.

            SECTION 6.10. Company Minutes. The decisions and resolutions of the shareholders and the Board shall be reported in minutes, which shall state the date, time and place of the meeting (or the date of the unanimous written resolution or Written Consent in lieu of meeting), the Shareholders or Directors, as the case may be, present at the meeting, the resolutions put to a vote (or the subject of a unanimous written resolution or Written Consent) and the results of such voting (or unanimous written resolution or Written Consent). The minutes shall be entered in a minute book kept at the registered office of the Company and a copy of the minutes shall be provided to each Shareholder and Director.

            SECTION 6.11. Remuneration for Directors. The Independent Directors shall be compensated by the Company as determined by the vote of holders of at least sixty six and two-thirds percent (66-2/3%) of the Shares outstanding at a properly constituted general meeting. The Company shall also bear, or reimburse, the costs and expenses of all Directors, including travel expenses, reasonably incurred in attending each Board meeting. The Company shall indemnify the Directors and hold them harmless against any claims, losses or liabilities of any kind whatsoever in connection with the performance of their duties as Directors, except in the case of fraud or dishonesty. No later than the Effective Date, the Company shall obtain and cause to be maintained in effect, with financially sound insurers, a policy of directors' and officers' liability insurance covering each Director upon such terms as shall be consistent with U.S. market standards.

            SECTION 6.12. Compensation and Employment Committee; Executive Committee. (a) The Board shall establish and maintain a Compensation and Employment Committee of the Board (the "Compensation and Employment Committee"). The Board shall decide pursuant to a Majority Vote (which shall include the affirmative vote of either the SAIF Director or the Newbridge Director) whether to accept or reject the recommendations of the Compensation and Employment Committee with respect to matters specified in Section 6.12(b). The Compensation and Employment Committee shall consist of three (3) members of the Board, including one (1) Netcom Director, one (1) Director jointly appointed by Newbridge and SAIF and one (1) Independent Director (selected by the mutual agreement of all the Shareholders). The Independent Director shall be Chairman of the Compensation and Employment Committee.

            (b) The approval of the Compensation and Employment Committee by simple majority vote shall be required for: (i) the approval, and in certain cases recommendation, to appoint and discharge, and establishing or modifying the compensation of, the management team of the Company, which shall include, at a minimum, the CEO, the CFO and the Deputy CFO of the Company and the ten (10) highest compensated employees of the Company, including its Subsidiaries; (ii) establishing or modifying the compensation and benefit plans of the Company and its Subsidiaries and (iii) all matters relating to the creation, terms, any amendment to or implementation of the Management Option Plan and Management Purchase Plan; provided, however, that the CEO shall be appointed (and may be removed) by unanimous consent of the Board (other than the Independent Directors and the CEO as a Director, if applicable). Any personnel decision to be approved pursuant to this Section 6.12(b) must be recommended by the CEO or a member of the Compensation and Employment Committee (which recommendation may be vetoed by the CEO). The Board shall not approve any action or matter specified in this
Section 6.12(b) that has not been approved by the Compensation and Employment Committee.

            (c) The Board shall also establish and maintain an Executive Committee of the Board (the "Executive Committee"). The Board shall decide pursuant to a Majority Vote (which shall include the affirmative vote of either the SAIF Director or the Newbridge Director) whether to accept or reject the recommendations of the Executive Committee with respect to matters specified in
Section 6.12(d). The Executive Committee shall consist of five (5) members, including two (2) Netcom Directors, the SAIF Director, the Newbridge Director, and the most senior officer of the Company not affiliated with any Shareholder.

            (d) The approval of the Executive Committee by simple majority vote of the members then in office shall be required for approval of material financial decisions of, or spending by, the Company or any of its Subsidiaries. The Deputy CFO shall report equally to the Executive Committee and the CFO. The Executive Committee shall meet weekly for the first two months following the Effective Date and bi-weekly thereafter or at such times as may be decided by simple majority vote of the members of the Executive Committee. The Board shall not approve any action or matter specified in this Section 6.12(d) that has not been approved by the Executive Committee.

            SECTION 6.13. Officers. (a) The Company shall have employees or agents who are elected as officers including, but not limited to, a Chief Executive Officer ("CEO"), a Chief Operating Officer ("COO"), one or more vice presidents, a Chief Financial Officer ("CFO"), a Deputy Chief Financial Officer (the "Deputy CFO"), a Secretary, and one or more Assistant Secretaries, and such other officers as the Board shall deem necessary from time to time (the "Officers").

            (b) The Officers shall be responsible for implementing the decisions of the Board and for conducting the ordinary and usual business and affairs of the Company, subject to the policies and limitations established by, and the supervision of, the Board and subject to the terms of this Agreement, including, without limitation, Sections 6.02 and 6.03.

            (c) The Officers shall be entitled to receive for their services to the Company such compensation as may be determined by the Compensation and Employment Committee from time to time, such compensation to be paid by the Company. Except as otherwise authorized by the Board, no other Person shall have authority to bind or act for, or assume any obligations or responsibilities on behalf of, the Company. The Officers shall keep the Board informed as to all matters of concern to the Company.

            (d) Unless consented to by holders of at least sixty six and two-thirds percent (66-2/3%) of outstanding Shares, any Officer (other than the CEO) or other employee of the Company serving as an officer or employee of any Shareholder or any Affiliate of a Shareholder shall terminate such relationship prior to accepting employment with the Company.

            (e) Notwithstanding anything to the contrary herein, the CFO and Deputy CFO of the Company shall be jointly designated (and may be removed) by Newbridge and SAIF (in the case of the Deputy CFO, subject to the approval of the CEO).

            SECTION 6.14. Subsidiaries. The bye-laws or other organizational documents of each Subsidiary of the Company shall be amended as of the Effective Date so that any action to be taken by such Subsidiary with respect to any matter specified in Section 6.02 or 6.03 shall be taken by such Subsidiary only pursuant to a resolution of the shareholders of such Subsidiary, which resolution the Company shall approve (or cause any intermediary to approve) only pursuant to the provisions of Section 6.02 or 6.03 hereunder, as applicable.

                                   ARTICLE VII
                     BOOKS AND RECORDS; FINANCIAL STATEMENTS

            SECTION 7.01. Books and Records; Financial Statements. (a) At all times during the continuance of the Company, the Company shall prepare and maintain separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Business in accordance with GAAP consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a certified copy of this Agreement and of the Organizational Documents, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Shareholder and its duly authorized representatives for any purpose reasonably related to such Shareholder's interest in the Company. The books of account and the records of the Company shall be examined and reported upon as of the end of each Fiscal Year by a firm of independent certified public accountants that shall be selected by the shareholders of the Company (the "Auditors"). Each Shareholder shall have access to all properties, books of account, records, facilities and personnel of the Company and its Subsidiaries at reasonable times and upon reasonable advance notice to the Company and each such Shareholder shall have the right to make copies from such books and records at its own expense.

            (b) The Company shall provide each Shareholder with regular information reports on a monthly, quarterly and annual basis. Such reports shall contain, at a minimum, the following information: an income statement; a cash flow statement; a balance sheet; and a narrative summary of the business of the Company and its Subsidiaries with respect to each such period.

            (c) The Company shall, at its own expense, maintain such records and provide such information as may reasonably be requested by a Shareholder in order for the Shareholder or any indirect owner to comply with tax or other reporting requirements.

                                  ARTICLE VIII
                            IPO AND SHARE TRANSFERS.

            SECTION 8.01. Put Option. (a) If an IPO or a HK IPO has not been consummated by the Company on or prior to three and one-half (3-1/2) years after the Effective Date, each of the Original Other Shareholders shall have an option (each, a "Put Option") to require CNCHK to purchase a number of Shares equal to the lesser of (i) the total number of Shares it holds and (ii) the number of Shares it originally purchased pursuant to Section 4.01(b) plus the number of Shares subsequently purchased or received from any other Original Other Shareholder or an Affiliate of an Original Other Shareholder (in each case adjusted for any share splits, reverse share splits, share subdivisions, share consolidations, bonus issues, share dividends, reclassifications, rights offerings, dilutive offerings of equity or equity-linked securities or other events having similar effect) at a price per Share (the "Exercise Price") equal to the higher of (x) fifty percent (50%) of the Original Purchase Price and (y) Fair Market Value determined in accordance with Section 8.07.

            (b) A Put Option may be exercised only once by each of the Original Other Shareholders during the six (6) month period from three and one-half (3-1/2) years after the Effective Date (the "Put Option Period"), provided, that a Put Option is not exercisable by an Original Other Shareholder if an IPO or a HK IPO is consummated prior to such Original Other Shareholder delivering written notice of its intention to exercise the Put Option. Any Original Other Shareholder desiring to exercise its Put Option (each being, a "Selling Shareholder") shall, prior to the expiration of the Put Option Period deliver a written notice (the "Put Option Notice") to CNCHK stating its intention to exercise its Put Option and identifying the total number of Shares it desires to sell to CNCHK as at the date of the Put Option Notice (which shall be payable exclusively in U.S. Dollars in cash (unless otherwise agreed)).

            (c) The sale of the Shares identified in a Put Option Notice shall be completed on a date mutually agreed upon by CNCHK and the Selling Shareholder delivering such Put Option Notice and, in any event within seven (7) Business Days after the date of the Fair Market Value determination at such reasonable time and place that CNCHK and such Selling Shareholder agree. At the completion of such sale, the Selling Shareholder shall, against payment of the Exercise Price multiplied by the number of Shares identified in the Put Option Notice, deliver to CNCHK such certificate or certificates evidencing all the Shares identified in the Put Option Notice, free and clear of all Encumbrances. CNCHK shall pay in U.S. Dollars an amount equal to the Exercise Price multiplied by the number of Shares identified in the Put Option Notice by wire transfer in immediately available funds to the bank account designated by the Selling Shareholder at least three (3) Business Days prior to such date of completion. If the Selling Shareholder does not deliver to CNCHK such certificate or certificates evidencing all the Shares identified in the Put Option Notice, the obligation of CNCHK to purchase the Shares and the obligation of the Selling Shareholder to sell the Shares pursuant to the Put Option Notice from the Selling Shareholder shall be terminated.

            SECTION 8.02. Participation in a Company IPO; Registration Rights.
(a) If the Company proposes to conduct an initial public offering of its Shares or securities convertible or exchangeable into common equity securities of the Company, the Company shall have first right of sale of Shares in such offering. Each Shareholder shall have second right of sale and may request the Company to include in the offering, up to its pro rata portion (according to the number of Shares it holds) of the maximum number of Shares that may be sold by Shareholders electing to participate in the offering. The Shareholders shall not be obliged to subscribe for any new Shares issued pursuant to any such offering or otherwise. If amendment of any Organizational Documents is necessary to effectuate the offering, the Shareholders shall not unreasonably withhold their consent for any necessary amendments. The terms of such participation are more particularly set forth in, and shall be governed entirely by, Section 5 of
Exhibit 8.02 hereto, "Registration Rights".

            (b) Upon the consummation of a public offering of the Company's Shares or securities convertible or exchangeable into common equity securities of the Company, the provisions of Exhibit 8.02 regarding registration rights of the Shareholders shall become effective.

            (c) The Company has not entered into and will not enter into any agreement with respect to the share capital of the Company that is inconsistent with the provisions of this Section 8.02 or Exhibit 8.02 hereto. In particular, the Company shall not, by any means, grant to any Person any registration rights with priority over the rights of the Shareholders hereunder.

            (d) If the Board determines, in consultation with an internationally recognized investment banking firm acceptable to the Board, that the Company is able to successfully conduct an IPO or HK IPO at such time, the Shareholders shall take all actions as may be necessary to cause the Company to consummate an IPO or HK IPO. The Board determination regarding conducting an IPO or HK IPO will be made in a manner consistent with its fiduciary duties to the Company and the shareholders as a whole.

            SECTION 8.03. Participation in a Group IPO. (a) If CNCHK or any of its Affiliates which directly or indirectly through intermediaries holds Shares in the Company (each, an "IPO Entity") proposes to conduct an initial public offering of its common equity securities, the price of which is based, in the written opinion of the managing underwriter, on a U.S.$500 million (pre-IPO) equity valuation of the IPO Entity (each a "Group IPO"), prior to the Company conducting its IPO or HK IPO, the Other Shareholders (each an "Exchanging Shareholder") shall have a right (the "Exchange Right"), exercisable during the thirty (30) Business Day period (the "Exchange Period") ending five (5) Business Days prior to the date such preliminary prospectus is scheduled by the managing underwriter to be printed (the "Exchange Deadline"), to exchange any and all of the Shares that it holds for the common equity securities of such IPO Entity that are proposed to be sold in the Group IPO ("IPO Entity Shares"). The managing underwriter shall provide to each Other Shareholder a price range per IPO Entity Share (which shall provide for a deviation from the midpoint thereof consistent with current SEC or HKSE practice but in no event greater than 15%) that such managing underwriter reasonably believes in good faith to be the price range pursuant to which the shares will be offered to the public in the Group IPO (the "Price Range"). The determination of the Price Range shall be made by the managing underwriter and the IPO Entity and be based on a fully diluted equity valuation of the IPO Entity or by such other generally accepted method as deemed appropriate in good faith by IPO Entity and the managing underwriter. The IPO Entity shall also provide to each Other Shareholder the financial statements of the IPO Entity that will be included in the preliminary prospectus and an estimate of the capitalization of the IPO Entity, pre- and post-Group IPO (the "Financial Information"). Such Price Range and Financial Information shall be provided to the Other Shareholders no later than ten (10) Business Days prior to the Exchange Deadline.

            (i) The IPO Entity shall deliver to each Shareholder a notice (a "Mandate Notice") within ten (10) Business Days of the execution of an investment bank mandate with respect to the Group IPO. Fifteen (15) days in advance of the Mandate Notice, the IPO Entity shall notify each Shareholder it has entered discussions with one or more investment banks.

            (ii) Each Share shall be exchangeable into IPO Entity Shares at a ratio (the "Exchange Price") equal to the higher of:

                  (A) a fraction, the numerator of which shall be fifty percent
            (50%) of the Original Purchase Price and the denominator of which shall be the midpoint of the Price Range; and

                  (B) a fraction, the numerator of which shall be the Fair
            Market Value, per Share, of the Company and the denominator of which shall be the midpoint of the Price Range.

            (b) Each such Exchanging Shareholder shall, prior to the Exchange Deadline, deliver a written notice (the "Exchange Request") to the Company and the IPO Entity identifying the total number of Shares it holds as of the date of the Exchange Request and the number of Shares that it intends to exchange. An Exchanging Shareholder may withdraw its Exchange Request at any time prior, but not subsequent to, the Exchange Deadline, except that, if the actual IPO price per IPO Entity Share is equal to or less than seventy-five percent (75%) of the lowest price of the Price Range, each Exchanging Shareholder shall have the option to withdraw or amend its Exchange Request. Each Exchanging Shareholder shall have the right to sell the shares of the IPO Entity that it receives pursuant to such exchange in the Group IPO ("Exchange Shares"), except that, if the managing underwriter(s) of the Group IPO determines that marketing factors require a limitation of the number or principal amount of secondary securities that can be included in such offering, the managing underwriter(s) may exclude the appropriate number or principal amount of the Exchange Shares held by the Exchanging Shareholders from such Group IPO.

            If the managing underwriter(s) determines in good faith to include in such offering an amount of Exchange Shares that is less than all of the Exchange Shares that the Other Shareholders desire to include, the Exchanging Shareholders and any other securityholder of the IPO Entity requesting registration pursuant to such registration statement shall share in the portion of such offering available to them (the "Available Amount"). Such allocation of the Available Amount among the Exchanging Shareholders shall be based on the number of Exchange Shares that each such Exchanging Shareholder has requested to be included in the Group IPO and the number of shares subject to a request for registration by any other securityholders of the IPO Entity, pro rata. The IPO Entity and the managing underwriters shall provide notice of the Available Amount (the "Available Amount Notice") on the date that the Price Range is provided to the Other Shareholders. To the extent that any Exchange Shares are not to be included in the Group IPO, any Exchanging Shareholder holding such shares shall not be obligated to exchange such shares into IPO Entity Shares, except that, such determination must be made within ten (10) Business Days following receipt of the Available Amount Notice. The IPO Entity shall have the right to terminate or withdraw any registration initiated by it under this
Section 8.03 prior to the effectiveness of such registration whether or not any Exchanging Shareholder has elected to include securities in such registration. If the Group IPO is not completed within sixty (60) days of the Exchange Deadline, each Exchanging Shareholder that has exchanged pursuant to this section shall have the right, exercisable for the ten (10) Business Days period following the 60th day after the Exchange Deadline, to exchange its IPO Entity Shares back into Shares of the Company.

            (c) The exchange of the Shares identified in a Exchange Request shall be completed by the Company and the IPO Entity in sufficient time to allow for the delivery of the appropriate number of IPO Entity Shares to the underwriter(s) for sale in the Group IPO. Upon exchange of all the Shares that a Shareholder holds into the shares of an IPO Entity and their inclusion in the Group IPO, such Shareholder shall cease to be a "Shareholder" for the purposes of this Agreement in accordance with Section 8.06, provided, that such Shareholder shall be afforded registration rights substantially similar to those contained in Exhibit 8.02 hereof. No IPO Entity shall conduct any Group IPO prior to the latest to occur of the Exchange Deadline or, if applicable, (i) the conclusion of the determination of the Fair Market Value in accordance with Section 8.07 and (ii) the exchange of Shares provided under this Section 8.03.

            SECTION 8.04. Co-operation between Shareholders. If the Company encounters significant delays or difficulties in conducting an IPO or a HK IPO because the Company is directly or indirectly majority owned by Chinese entities, Netcom (and any relevant transferee of Netcom Shares) shall allow the Other Shareholders to purchase, at the closing of an IPO or a HK IPO (or earlier, if required by applicable law or listing requirements), such number of Shares held by Netcom and its relevant transferees as are required to be divested to facilitate an IPO or a HK IPO. If applicable law or listing requirements require that the purchase occur prior to the closing date to facilitate an IPO or a HK IPO, and if it is permissible under applicable law and listing requirements, the Shares may be placed in escrow pursuant to an escrow agreement reasonably acceptable to the Company. Such Other Shareholders shall purchase such Shares at a price per Share equal to the proceeds per Share received (or to be received) by the Company in the IPO or HK IPO, net of underwriting discounts or commissions (but in no event net of offering expenses or extraordinary fees or payments to the underwriters actually paid by the Company) (the "IPO Price"). At all times prior to any sale of such Shares in an IPO or a HK IPO the Other Shareholders shall exercise all rights in relation to such Shares as directed by Netcom (if permissible under applicable law and listing requirements), and the Other Shareholders shall not incur any Encumbrance on such Shares. If the Shares are transferred prior to closing as contemplated above, and the closing of the IPO or HK IPO is not consummated within thirty (30) days of the scheduled date thereof, all right, title and interest in the Shares shall be immediately transferred back to Netcom. Payment for such Shares to Netcom shall be made at the closing of such IPO or HK IPO upon receipt by the Other Shareholders of proceeds of the sale of such Shares in the IPO or HK IPO. After the IPO or HK IPO, subject to applicable Law and listing requirements of any applicable stock exchange or automated securities quotation system, Netcom shall have the right to repurchase at the IPO Price any Shares purchased by the Other Shareholders from Netcom pursuant to this Section
8.04 and not sold in the IPO or HK IPO.

            SECTION 8.05. Transferees to Execute Agreement. Each Shareholder agrees that it shall not, during the term of this Agreement, directly or indirectly, make any Sale of any Shares held by such Shareholder unless prior to the consummation of any such Sale, the Person to whom such Sale is proposed to be made (a "Prospective Transferee") executes and delivers this Agreement to the Company and each Shareholder. Upon the execution and delivery by such Prospective Transferee of this Agreement and consummation of the Sale such Prospective Transferee shall become a "Shareholder" for purposes of this Agreement and shall have the rights and be subject to the obligations of the transferor under this Agreement with respect to the Shares owned by such Prospective Transferee and shall further have any rights assigned to it by Newbridge, SAIF or any immediate or subsequent transferee, assignee, or successor of

Newbridge or SAIF; provided, that neither the Transfer Right nor the right to exercise the Put Option may be transferred or assigned by Newbridge or SAIF to any Person other than Newbridge, SAIF, or an Affiliate of Newbridge or SAIF.

            SECTION 8.06. Ceasing to be a Shareholder. If any Person sells, transfers or otherwise disposes of all Shares owned by it, such Person shall cease to be a Shareholder. On ceasing to be a Shareholder:

            (a) the former Shareholder shall certify to the Company that all material correspondence, Annual Budgets, Business Plans, schedules, documents and other records provided to it by the Company and held by it or any Shareholder or any third party which has acquired such matter through such former Shareholder has been destroyed and shall not keep any copies or electronic versions thereof, in each case, except as required by applicable Law or pursuant to established record keeping policies;

            (b) the former Shareholder shall immediately upon transfer of its Shares procure the resignation of all its appointees to the Board (other than Independent Directors) unless it has transferred its rights hereunder to appoint Directors to its transferee (in which case such transferee may remove such Directors in accordance with Section 6.07 as if such transferee had appointed such Directors); and

            (c) the former Shareholder shall continue to comply with its obligations under Article XI for the term specified in Article XI (including with respect to any items not destroyed pursuant to Section 8.06(a)).

            SECTION 8.07. Determination of Fair Market Value. (a) "Fair Market Value" shall mean the fair market value of Shares on a per Share basis as determined pursuant to the terms of this Section 8.07. Two independent investment banking, accounting or consulting firms of recognized international standing, neither of which shall have provided significant services to the Company in the preceding four (4) years (the "Appraisal Firms") shall be appointed by the Shareholders for purposes of determining Fair Market Value, one by CNCHK and the other by the mutual agreement of the Other Shareholders, selected within ten (10) days after the date of the Put Option Notice or the Mandate Notice, as the case may be. Fair Market Value determinations made pursuant to Section 8.01 shall be made as of the date of the Put Option Notice. Fair Market Value determinations made pursuant to Section 8.03 shall be made as of the date of the Mandate Notice.

            (b) Within 10 (ten) days after appointment, each Appraisal Firm shall determine its initial view as to the Fair Market Value. Within thirty five
(35) days after the date of the Put Option Notice or the Mandate Notice, as the case may be, each Appraisal Firm shall have determined its final view as to the Fair Market Value and shall have delivered such final view to each participant in the appraisal process.

            (c) If the difference between the higher of the respective final views of the two Appraisal Firms and the lower of the respective final views of the two Appraisal Firms is less than fifteen percent (15%) of the higher view, then the Fair Market Value determined shall be the average of those two views.

            (d) If the difference between the higher of the respective final views of the two Appraisal Firms and the lower of the respective final views of the two Appraisal Firms is equal to or greater than fifteen percent (15%) of the higher view, the Appraisal Firms shall jointly designate the Mutually Designated Appraiser, which Mutually Designated Appraiser shall not have any conflict of interest. The Mutually Designated Appraiser shall be designated within forty five (45) days from the date of the Put Option Notice or the Mandate Notice, as the case may be, and shall, within twenty five (25) days of such designation, determine its final view as to the Fair Market Value by selecting a figure between the range of the higher view and the lower view of the Fair Market Value.

            (e) If required to facilitate a Group IPO pursuant to Section 8.03, the Shareholders agree to use their commercially reasonable efforts to shorten the time periods specified in this Section 8.07 for determination of Fair Market Value. Any determination of Fair Market Value shall be valid for six (6) months from the date of the Option Notice or the Mandate Notice, as the case may be. At the expiration of such six (6) month period, the Appraisal Firms (and the Mutually Designated Appraiser, if applicable) shall update their valuations, subject to the procedures set forth in this Section 8.07.

            (f) The Company shall provide reasonable access to each of the designated Appraisal Firms and, if applicable, the Mutually Designated Appraiser, to members of management of the Company and to the facilities, books and records of the Company so as to allow such Appraisal Firms and, if applicable, the Mutually Designated Appraiser, to conduct due diligence examinations in scope and duration as are customary in valuations of this kind. Each of the Shareholders and CNCHK agrees to cooperate with each of the Appraisal Firms and, if applicable, the Mutually Designated Appraiser, and to provide such information as may reasonably be requested. The reasonable fees and expenses of the Appraisal Firms and the Mutually Designated Appraiser shall be borne by the Company. Notwithstanding the foregoing, if the appraisal is conducted pursuant to Section 8.03, all reasonable fees and expenses of the Appraisal Firms and the Mutually Designated Appraiser shall be borne by CNCHK. Notwithstanding the foregoing, in the event either of the Other Shareholders or CNCHK does not appoint an Appraisal Firm within the time periods specified above, such party shall be deemed to have waived its rights to appoint an Appraisal Firm and the determination of the Fair Market Value shall be made solely by the Appraisal Firm of the party which did appoint an Appraisal Firm.

            SECTION 8.08. Decrease in Ownership of Shares. If at any time, any Shareholder transfers more than fifty percent (50%) of the number of Shares originally purchased by such Shareholder pursuant to Section 4.01(b) (adjusted for any share splits, reverse share splits, share subdivisions, share consolidations, bonus issues, share dividends, reclassifications, rights offerings, dilutive offerings of equity or equity-linked securities or other events having similar effect), such Shareholder shall, without prejudice to the other rights that may be transferred hereunder, have the right to assign to such new Shareholder its right to cause certain matters to be brought before the Shareholders instead of the Board for approval pursuant to Section 6.03(b) and the right to appoint a Director and an Independent Director pursuant to Section 6.05(a); provided, however, such Shareholder shall continue to enjoy its other rights hereunder and shall continue to comply with its obligations under this Agreement including, but not limited to, its obligations under Articles IX, X, XI and XIII. If at any time a Shareholder

(together with its Affiliates) holds less than twenty percent (20%) of the number of Shares originally purchased by such Shareholder pursuant to Section 4.01(b) (adjusted for any share splits, reverse share splits, share subdivisions, share consolidations, bonus issues, share dividends, reclassifications, rights offerings, dilutive offerings of equity or equity-linked securities or other events having similar effect), such Shareholder shall no longer be entitled to any specific rights conferred upon a Shareholder under this Agreement with respect to the Transfer Right or the right to exercise the Put Option; provided, however, such Shareholder shall continue to enjoy its other rights hereunder and shall continue to comply with its obligations under this Agreement including, but not limited to, its obligations under Articles IX, X, XI and XIII.

                                   ARTICLE IX
                                 NON-COMPETITION

            SECTION 9.01. Non-Competition. (a) CNCHK agrees that it will not, directly or indirectly through its Affiliates, engage in any business opportunity which is directly or indirectly in competition with the Business or the Company without the agreement of the Other Shareholders; provided, that CNCHK and its Affiliates may engage in business opportunities (i) in the PRC or
(ii) anywhere in the world outside the PRC, to the extent such business opportunities (A) are in the lines of business that CNCHK and its Subsidiaries engage in outside the PRC as at the Effective Date, (B) are consistent with the scope of the business outside the PRC of CNCHK and its Subsidiaries, as at the Effective Date, and (C) are within the geographical area of CNCHK and its Subsidiaries, as at the Effective Date, provided, that this subclause (C) shall not purport to restrict any such business opportunities (1) in existing locations of business of CNCHK and its Subsidiaries as at the Effective Date,
(2) in countries in which the Company does not operate and which the Company has not communicated to the Shareholders its intention to enter, (3) which are not in competition with the Business or the Company or (4) are outside Asia and Australia.

            (b) Notwithstanding anything to the contrary contained in this Agreement, if such party's interest in any business opportunity that it pursues pursuant to Section 9.01(b) is a substantial Non-Passive Interest and such business directly competes with the Business (or any part thereof) or the Company, the rights of such party (together with its Affiliates), together with its appointees to the Board (other than an Independent Director), to exercise any voting rights in respect of matters that relate solely and directly to the businesses of the Company that compete directly with such business, shall be suspended for so long as such party holds a substantial Non-Passive Interest in such competing business.

            (c) The covenants set out in this Section 9.01 shall cease to apply upon the earlier of (i) the termination of this Agreement and (ii) CNCHK ceasing to hold Shares in the Company, whether directly or indirectly through one or more Affiliates or China Netcom Group and its Affiliates.

                                    ARTICLE X
                                OTHER AGREEMENTS

            SECTION 10.01. Use of Names. Neither the Company nor any of its Affiliates shall use the names of any Shareholder, CNCHK or any of their Affiliates in any press release, notice or other publication without the prior written consent of such Shareholder or CNCHK, as the case may be, which consent shall not be unreasonably withheld.

            SECTION 10.02. Covenant to Support Business. Each of the Shareholders and CNCHK shall, and shall cause each of their respective Subsidiaries to, use its good faith best efforts (i) to maximize the success of the Business and the Company and (ii) to support the Business and the Company by utilizing the Company's services, including by routing any intra-Asia telecommunications traffic through the network of the Company, provided, that any such transactions shall be conducted on an arm's length basis and CNCHK and its Subsidiaries shall not have any obligations under this Section 10.02 to route any intra-Asia telecommunications traffic with the Company to the extent it has entered into existing arrangements as of the date hereof, as described on
Schedule 10.02.

            SECTION 10.03. Waivers under the Purchase Agreement. The Company shall not decline to enforce any of its rights under, waive any condition or rights under or provision of, or agree to any amendment of the Purchase Agreement or any document related thereto or to the Acquisition or the Business, without the prior written consent of each Shareholder. The Company and CNCHK shall promptly deliver to the Shareholders any information, request or documentation received by the Company or CNCHK from (i) AGC or any of its employees, agents or representatives, or (ii) any of the financial, accounting, legal or other advisors of the Company or CNCHK, in each case with respect to the Acquisition.

            SECTION 10.04. Unlawful Gifts and Payments. Each Shareholder agrees that it shall cause the Company and its Subsidiaries not to, and none of the Company and its Subsidiaries and its and their respective officers, employees, directors, representatives or agents shall, pay, offer, promise to pay, or authorize the payment directly or indirectly of any monies or anything of value to any government official or employee, including any official or employee of an entity owned or controlled by the government, international organization official or employee, or any political party or candidate for political office, for the purpose of (i) influencing any act or decision of such person in such person's official capacity or of the government or instrumentality thereof, (ii) inducing such person to do or omit to do any act in violation of the lawful duty of such person, (iii) inducing such person to use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in each case in order to obtain or retain business or to secure any improper advantage (any such act being a "Prohibited Payment"). Each Shareholder further agrees that it shall cause the Company and its Subsidiaries not to, and none of the Company and its Subsidiaries and its and their respective officers, employees, directors, representatives or agents shall make any such payments or other inducements as described above in violation of any applicable Law against improper payments or inaccurate recordkeeping. No officer, director or employee of the Company or of any Affiliate of the Company is or will become an official or employee of any government or international organization during the term of this Agreement without the prior written consent of the Board.

                                   ARTICLE XI
                            CONFIDENTIAL INFORMATION

            SECTION 11.01. Confidential Information. (a) Each of the Shareholders and CNCHK (each, a "Restricted Party") (i) shall, and shall cause its officers, directors, employees, attorneys, accountants, auditors, sources of capital and financing and agents to the extent such Persons have received any Confidential Information (as defined herein) (collectively, "Representatives") and its Affiliates and their Representatives, to the extent such Persons have received any Confidential Information, to maintain in strictest confidence the existence and terms of this Agreement and any and all confidential information relating to the Company or the other Restricted Parties that is proprietary to the Company or other Restricted Parties, as applicable, or otherwise not available to the general public including, but not limited to, information about properties, employees, finances, businesses and operations of the Company or of the other Restricted Parties and all notes, analyses, compilations, studies, forecasts, interpretations or other documents prepared by a receiving Restricted Party or its Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to or acquired by such Restricted Party ("Confidential Information") and (ii) shall not disclose, and shall cause its Representatives, its Affiliates and their Representatives, not to disclose, Confidential Information to any Person other than to the other Restricted Parties and the Company (including the agents, employees and attorneys thereof and the Affiliates and their Representatives), except only to the extent such disclosure is required by Law or legal process (including pursuant to any listing agreement with, or the rules or regulations of, any national securities exchange on which any securities of such Restricted Party (or any Affiliate thereof) are listed or traded) in which event the Restricted Party making such disclosure or whose Affiliates or Representatives are making such disclosure shall (unless prohibited by Law) so notify the other Restricted Parties as promptly as practicable (and if possible, prior to making such disclosure) and shall seek confidential treatment of such information.

            (b) Notwithstanding Section 11.01(a), any Restricted Party may provide or require the Company to provide, Confidential Information to a prospective purchaser of such Restricted Party's Shares in connection with reasonable bona fide due diligence by such prospective purchaser in connection with the possible purchase of such Restricted Party's Shares provided, that, and so long as (i) prior to any such disclosure, such prospective purchaser executes a confidentiality agreement that contains reasonable protective provisions for the Company, (ii) such disclosure, to the extent it requires an inspection of the books of account or other business records of the Company, occurs during normal business hours of the Company and does not unreasonably interfere with the normal operations of the Company, and (iii) within thirty (30) days of terminating its due diligence process, and except as required by Law, such prospective purchaser promptly returns or destroys all materials delivered to it pursuant to this Section 11.01 (including all copies and electronic versions thereof) and all analyses, computations, studies or other written or tangible material (including all copies and electronic versions thereof) prepared by such prospective purchaser which includes any Confidential Information; provided, however, that neither such Restricted Party nor the Company shall provide or disclose any Confidential Information to any prospective purchaser pursuant to this paragraph (b) or otherwise if such provision or disclosure is prohibited by any agreement between the Company and any Person (including any Restricted Party or any Affiliate thereof and other than this Agreement).

            (c) Notwithstanding Section 11.01(a):

            (i) Any Restricted Party or any Representative thereof may disclose any Confidential Information for bona fide business purposes on a strict "need to know" basis to its Affiliates, its board of directors (or equivalent governing body), its Representatives, its lenders and its investors, provided, that in each such case each such Person agrees to be bound by confidentiality obligations substantially similar to those set forth in this Article 11; and

            (ii) The provisions of Section 11.01(a) shall not apply to, and Confidential Information shall not include:

                  (A) any information that is or has become generally available to the public other than as a result of a disclosure by any Restricted Party or any Affiliate or Representative thereof in breach of any of the provisions of this Section 11.01;

                  (B) any information that has been independently developed by such Restricted Party (or any Affiliate thereof) without violating any of the provisions of this Agreement or any other similar contract to which such Restricted Party, or any Affiliate thereof or their respective Representatives, is or are bound; or

                  (C) any information made available to such Restricted Party
            (or any Affiliate thereof), on a non-confidential basis by any third party unless such Restricted Party (or any Affiliate thereof) has actual knowledge that such third party breached an obligation of confidentiality to a Restricted Party, the Company, or any other Person by making such information available to such Restricted Party.

            (d) Except as otherwise provided for in this Section 11.01, Confidential Information received hereunder shall be used by each Restricted Party and its Affiliates solely for use in connection with such Restricted Party's direct or indirect investment in the Company and with respect to the Company.

            (e) The obligations of each Restricted Party under this Section
11.01 shall survive for so long as such Restricted Party or any of its Affiliates remains a Shareholder, and for three (3) years after such Restricted Party or Affiliate ceases to be a Shareholder, notwithstanding the winding-up of the Company, such Restricted Party's or Affiliate's Sale of its Shares, the withdrawal by such Restricted Party or Affiliate from the Company and/or any Person ceasing to be an Affiliate of such Restricted Party.

                                   ARTICLE XII
                                   TERMINATION

            SECTION 12.01. Termination. This Agreement shall terminate only:

            (a) by virtue of a written agreement to that effect, signed by all parties hereto or all parties then possessing any rights hereunder; or

            (b) upon the expiration of (i) all rights created hereunder and (ii) all statutes of limitations applicable to the enforcement of claims hereunder,

provided, that no termination of this Agreement pursuant to paragraph (a) or (b) above shall affect the right of any party to recover damages or collect indemnification for any breach of the representations, warranties or covenants herein that occurred prior to such termination.

                                  ARTICLE XIII
                                  MISCELLANEOUS

            SECTION 13.01. Further Assurances. Each of parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated hereunder, including, without limitation, using reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of the competent governmental entities. Each of the parties hereto shall cooperate with the other parties when required in order to effect the transactions contemplated hereunder. In case at any time after the date hereof, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each of the parties shall use their commercially reasonable efforts to take all such action.

            SECTION 13.02. Expenses. Except as otherwise specified in this Agreement, the Company shall be responsible for all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, investment-related and financing costs and out of pocket expenses incurred by each Shareholder in connection with the Acquisition (including the preparation, review and negotiation of this Agreement and agreements or arrangements related to the transactions contemplated by this Agreement), provided, that if the Acquisition is not consummated, all breakup fees and purchaser fees and expenses reimbursements obtained under the Purchase Agreement and costs and expenses incurred by each Shareholder after September 2, 2002 (including equitably apportioned fees of advisors attributable to the period after September 2, 2002, to the extent that such fees are not segregable by date) shall be shared among the Shareholders on a pro rata basis in accordance with the percentage of total outstanding Shares proposed to be held by such Shareholder. If the Acquisition is not consummated as a result of or based on a material act or omission of CNCHK or Netcom or any material breach hereof or of the Purchase Agreement or any related document by CNCHK or Netcom, and no breakup fees or purchaser fees and expenses reimbursements under the Purchase Agreement are received by the Company, CNCHK shall be solely responsible for all such costs and expenses. If the Acquisition is not consummated as a result of or based on any material breach hereof by SAIF, and no breakup fees or purchaser fees and expenses reimbursements under the Purchase Agreement are received by the Company, SAIF shall be solely responsible for all such costs and expenses. If the Acquisition is not consummated as a result of or based on any material breach hereof by Newbridge, and no breakup fees or purchaser fees and expenses reimbursements under the Purchase Agreement are received by the Company, Newbridge shall be solely responsible for all such costs and expenses.

            SECTION 13.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by such party by notice given in accordance with this Section 13.03:

            (a)   If to the Company:

                  Asia Netcom Corporation Limited
                  c/o China Netcom Corporation Limited
                  9/F Building A, Corporate Square
                  No. 35 Financial Street
                  Xicheng District, Beijing 100032, P.R. China
                  Fax:  (8610) 8809-2473
                  Attention: Wenlong Sun

                  with a copy to:

                  Shearman & Sterling
                  12th Floor Gloucester Tower
                  The Landmark
                  Pedder Street
                  Central
                  Hong Kong
                  Fax:  (852) 2978-8099
                  Attention: Edward L. Turner III

            (b) If to a Shareholder, then to the address or fax number set forth opposite such Shareholder's name on Schedule 4.01.

            (c)   If to Newbridge:

                  Newbridge Asia Netcom (Cayman) Holdings
                  c/o Newbridge Capital LLC
                  Suite 2002-2005
                  One International Finance Centre
                  One Harbour View Street
                  Central, Hong Kong
                  Fax:  (852) 2530-9948
                  Attention: Weijian Shan

                  with a copy to:

                  Cleary, Gottlieb, Steen & Hamilton
                  39th Floor, Bank of China Tower
                  One Garden Road
                  Central, Hong Kong

                  Fax:  (852) 2845-9026
                  Attention: Neil Q. Whoriskey

            (d)   If to SAIF:

                  SB Asia Infrastructure Fund L.P.
                  c/o SAIF Advisors Ltd.
                  Suites 2115-2118
                  Two Pacific Place
                  88 Queensway, Hong Kong
                  Fax:  (852) 2234-9116
                  Attention: Brandon H.P. Lin

                  with a copy to:

                  Cleary, Gottlieb, Steen & Hamilton
                  39th Floor, Bank of China Tower
                  One Garden Road
                  Central, Hong Kong
                  Fax:  (852) 2845-9026
                  Attention: Neil Q. Whoriskey

            (e)   If to CNCHK:

                  59th Floor, Bank of China Tower
                  One Garden Road
                  Central, Hong Kong
                  Fax:  (852) 3108-3800
                  Attention:  Wenlong Sun

            SECTION 13.04. Public Announcements. Except as required by Law or by the requirements of any securities exchange on which the securities of a party hereto are listed, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or otherwise communicate with any news media without the prior written consent of the other parties, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

            SECTION 13.05. Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law, statute, ordinance or otherwise.

            SECTION 13.06. Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

            SECTION 13.07. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

            SECTION 13.08. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 13.08.

            SECTION 13.09. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

            SECTION 13.10. Governing Law; Dispute Resolution. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America. All disputes among the parties hereto arising out of, or relating to, this Agreement shall be settled by the parties amicably through good faith discussions upon the written request of any party. In the event that any such dispute cannot be resolved thereby within a period of sixty (60) days after such notice has been given, such dispute shall be submitted to arbitration and finally settled under the Arbitration Rules of the Hong Kong International Arbitration Centre ("HKIAC") as in effect on the date hereof by three arbitrators appointed in accordance with such Rules. The appointing authority shall be the HKIAC. The arbitration shall be conducted in the English language in Hong Kong. Any award of the arbitration tribunal shall be final and binding upon the parties. The parties hereto waive, to the fullest extent permitted by Law, any rights to appeal to, or to seek review of such award by, any court of tribunal. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. The arbitration tribunal shall have authority to grant provisional remedies, including injunctive relief and shall have authority to award specific performance. Notwithstanding the foregoing, the parties hereto shall be entitled to apply for injunctive relief and/or a decree for specific performance to a court of competent jurisdiction pending arbitration or in aid or arbitration.

            SECTION 13.11. Specific Performance. (a) The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

            (b) In the event that there is a violation of Section 3.02 by CNCHK or Netcom which violation prevents or materially hinders the exercise by an Other Shareholder of any of its rights hereunder or results in any legal or equitable claim against such Other Shareholder, CNCHK and Netcom shall cure such violation. If such violation has not been cured before the ninetieth (90th) day following the date that such Other Shareholder seeks to exercise its rights hereunder in writing (the "Cure Deadline"), as the sole remedy with respect to the failure of CNCHK to cure such violation, such Original Other Shareholders shall have the right, exercisable at any time in the ninety (90) day period following the Cure Deadline (if such violation has not been previously cured), to deliver a notice (the "Cure Option Notice") requiring CNCHK to purchase, and CNCHK shall purchase, a number of Shares equal to the lesser of (x) the total number of Shares it holds and (y) the aggregate of the number of Shares it purchased pursuant to Section 4.01(b) plus the number of Shares subsequently purchased or received from any other original Shareholder or an Affiliate of an original Shareholder (in each case, adjusted for any share splits, reverse share splits, share subdivisions, share consolidations, bonus issues, share dividends, reclassifications, rights offerings, dilutive offerings of equity or equity-linked securities or other events having similar effect) at a price per Share equal to the higher of the Fair Market Value (determined in accordance with Section 8.07 as if the Cure Option Notice were a Put Option Notice) and the Original Purchase Price. The provisions of Section 8.01(c) or Sections 5.02(c) and 5.02(d), as the case may be, shall apply to the exercise of this right.

            SECTION 13.12. Amendments and Waivers; Assignment. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party or parties against whom the waiver is to be effective; provided, however, that Schedule 4.01(b) to this Agreement shall be deemed amended from time to time to reflect the admission of a new Shareholder, the withdrawal pursuant to Section 8.06 of a Shareholder and the adjustment of the Shares resulting from any Sale or other disposition of a Share, in each case that is made in accordance with the provisions hereof.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

            (c) This Agreement and the rights and obligations of any Shareholder hereunder (other than the Transfer Right and the right to exercise the Put Option under Sections 5.02 and 8.01 respectively) (including, without limitation, the rights of the Other Shareholders under Sections 6.02, 6.03, 6.05, 6.07, 6.12, 7.01, 8.02, 8.03, 8.04, 8.07, and 9.01 hereof) may be assigned in connection with any Sale of Shares complying with the requirements of Section
8.05. Notwithstanding anything to the contrary herein, CNCHK may not assign any of its obligations under this Agreement without the prior written consent of all of the Other Shareholders. For the avoidance of doubt, each such Shareholder shall continue to comply with its obligations under Article XI for the term specified in Article XI.

            SECTION 13.13. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other

Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Without limiting the foregoing, any obligation of the Shareholders to make Capital Contributions to the Company under this Agreement is an agreement only between the Shareholders and no other person or entity, including the Company, shall have any rights to enforce such obligations.

            IN WITNESS WHEREOF, the parties hereto have entered into this Agreement or have caused this Agreement to be duly executed by their respective authorized officers, in each case as of the date first above stated.

                                      CHINA NETCOM CORPORATION
                                      INTERNATIONAL LIMITED

                                      By: /s/   Tian Suning
                                          ------------------------------------
                                          Name: Tian Suning
                                          Title: Director

                                      CHINA NETCOM CORPORATION
                                      (HONG KONG) LIMITED

                                      By: /s/   Tian Suning
                                          ------------------------------------
                                          Name: Tian Suning
                                          Title: Director

                                      SB ASIA INFRASTRUCTURE FUND L.P.

                                      By: /s/   Andrew Y. Yan
                                          ------------------------------------
                                          Name: Andrew Y. Yan
                                          Title: Authorized Signatory

                                      NEWBRIDGE ASIA NETCOM (CAYMAN) HOLDINGS

                                      By: /s/ [Signature] by power of attorney
                                          ------------------------------------
                                          Name: Weijian Shan
                                          Title: Authorized Signatory

                                      ASIA NETCOM CORPORATION LIMITED

                                      By: /s/   Tian Suning
                                          ---------------------------------
                                          Name: Tian Suning
                                          Title: Director

                                 EXHIBIT 2.02(a)

                            MEMORANDUM OF ASSOCIATION

FORM NO. 2



                                     (LOGO)
                                     BERMUDA
                             THE COMPANIES ACT 1981
                          MEMORANDUM OF ASSOCIATION OF
                            COMPANY LIMITED BY SHARES
                             (Section 7(1) and (2))

                            MEMORANDUM OF ASSOCIATION
                                       OF

                         ASIA NETCOM CORPORATION LIMITED
                   (hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.   We, the undersigned, namely,

NAME                 ADDRESS              BERMUDIAN     NATIONALITY     NUMBER OF
                                           STATUS                       SHARES
                                          (Yes/No)                      SUBSCRIBED

D.J. DOYLE           CLARENDON HOUSE         YES          BRITISH          ONE
                     2 CHURCH STREET
                     HAMILTON HM 11
                     BERMUDA

D.W.P. COOKE               "                 YES          BRITISH          ONE

A.R. GUILFOYLE             "                 NO           BRITISH          ONE

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.    The Company is to be an EXEMPTED Company as defined by the Companies Act
      1981.

4. The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding ___ in all, including the following parcels:-

      N/A

5. The authorised share capital of the Company is U.S.$12,000 divided into shares of U.S.$1.00 each. The minimum subscribed share capital of the Company is U.S.$12,000.00.

6.    The objects for which the Company is formed and incorporated are -

      1. To act and or to perform all the functions of a holding company in all its branches and to coordinate the policy and administration of
            (i) any entity or entities wherever incorporated, established or carrying on business which are in any manner directly or indirectly owned or controlled by the Company or by the same entity in any manner directly or indirectly owning or controlling the Company or
            (ii) any group of which the Company or any such entity owned or controlled by, or under common ownership or control with, the Company is a member;

      2. To provide and or procure financing and financial investment, management and advisory services and administrative services to any entity in which the Company owns, directly or indirectly an equity interest (regardless of whether the same carries any voting rights or preferred rights or restrictions); and, in connection with any of the foregoing, to provide and or procure credit, credit enhancement, financial accommodation, guarantees, loans and or advances with or without interest or benefit to the Company to any such entity and to lend to, deposit with and or charge or otherwise encumber in favour of any financial institution, fund and or trust, all or any property of the Company and or any interest therein to provide security or collateral for any financing provided to any such entity;

      3. To act as an investment company and for that purpose to acquire, hold upon any terms, either in the name of the Company or that of any nominee, personal property of all kinds, including without limitation, shares, stock, debentures, debenture stock, ownership interests, swaps, hedging securities (including put and call options) annuities, notes, mortgages, bonds, obligations and other securities, foreign exchange, foreign currency deposits and commodities, issued or guaranteed by any company, partnership or other entity wherever incorporated, established or carrying on business, or by any government, sovereign, ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, by original subscription, tender, purchase, exchange, underwriting, participation in syndicates or in any other manner and whether or not fully paid up, and to make payments thereon as called up or in advance of calls or otherwise and to subscribe for the same, whether conditionally or absolutely, and to hold the same with a view to investment, but with the power to vary any investments, and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof, and to invest and deal with the moneys of the Company upon such securities and in such manner as may be from time to time determined (including , without limitation, entering into, investing in and reinvesting in futures and forward contracts, derivative financial investments, foreign exchange contracts and related options thereon);

      4.    packaging of goods of all kinds;

      5.    buying, selling and dealing in goods of all kinds;

      6.    designing and manufacturing of goods of all kinds;

      7. mining and quarrying and exploration for metals, minerals, fossil fuel and precious stones of all kinds and their preparation for sale or use;

      8. exploring for, the drilling for, the moving, transporting and refining petroleum and hydro carbon products including oil and oil products;

      9. scientific research including the improvement discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

      10. land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

      11. ships and aircraft owners, managers, operators, agents, builders and repairers;

      12. acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;

      13.   travel agents, freight contractors and forwarding agents;

      14.   dock owners, wharfingers, warehousemen;

      15. ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;

      16.   all forms of engineering;

      17. farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;

      18. acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;

      19. buying, selling, hiring, letting and dealing in conveyances of any sort;

      20. employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, directors, engineers and experts or specialists of any kind;

      21. to acquire by purchase or otherwise and hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated; and

      22. to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.

7.    Powers of the Company

      1. The Company shall, pursuant to Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

      2. The Company shall, pursuant to Section 42A of the Companies Act 1981, have the power to purchase its own shares.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof

...............................              ...................................

...............................              ...................................

...............................              ...................................

...............................              ...................................

        (Subscribers)                                  (Witnesses)

SUBSCRIBED this 11th day of OCTOBER, 2002.

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                                 EXHIBIT 2.02(b)

                                    BYE-LAWS

                                    BYE-LAWS

                                       OF

                         ASIA NETCOM CORPORATION LIMITED

                                TABLE OF CONTENTS

                         INTERPRETATION

1.    Definitions

                             SHARES

2.    Power to Issue Shares

3.    Power of the Company to Purchase its Shares

4.    Rights Attaching to Shares

5.    Calls on Shares

6.    Prohibition on Financial Assistance

7.    Forfeiture of Shares

8.    Share Certificates

9.    Fractional Shares

                     REGISTRATION OF SHARES

10.   Register of Members

11.   Registered Owner Absolute Owner

12.   Transfer of Registered Shares

13.   Transmission of Registered Shares

                   ALTERATION IN SHARE CAPITAL

14.   Power to Alter Capital

15.   Variation of Rights Attaching to Shares

                  DIVIDENDS AND CAPITALISATION

16.   Dividends

17.   Power to Set Aside Profits

18.   Method of Payment

19.   Capitalisation

                       MEETINGS OF MEMBERS

20.   Annual General Meetings

21.   Special General Meetings

22.   Requisitioned General Meetings

23.   Notice

24.   Giving Notice

25.   Postponement of General Meeting

26.   Participation in Meetings by Telephone

27.   Quorum at General Meetings

28.   Chairman to Preside

29.   Voting on Resolutions

30.   Power to Demand Vote on Poll

31.   Voting by Joint Holders of Shares

32.   Instrument of Proxy

33.   Representation of Corporate Member

34.   Adjournment of General Meeting

35.   Written Resolutions

36.   Directors' Attendance at General Meetings

                     DIRECTORS AND OFFICERS

37.   Election of Directors

38.   Number of Directors

39.   Term of Office of Directors

40.   Alternate Directors

41.   Removal of Directors

42.   Vacancy in the Office of Director

43.   Remuneration of Directors

44.   Defect in Appointment of Director

45.   Directors to Manage Business

46.   Powers of the Board of Directors

47.   Register of Directors and Officers

48.   Officers

49.   Appointment of Officers

50.   Duties of Officers

51.   Remuneration of Officers

52.   Conflicts of Interest

53.   Indemnification and Exculpation of Directors and Officers

               MEETINGS OF THE BOARD OF DIRECTORS

54.   Board Meetings

55.   Notice of Board Meetings

56.   Participation in Meetings by Telephone

57.   Quorum at Board Meetings

58.   Board to Continue in Event of Vacancy

59.   Chairman to Preside

60.   Written Resolutions

61.   Validity of Prior Acts of the Board

                        CORPORATE RECORDS

62.   Minutes

63.   Place Where Corporate Records Kept

64.   Form and Use of Seal

                            ACCOUNTS

65.   Books of Account

66.   Financial Year End

                             AUDITS

67.   Annual Audit

68.   Appointment of Auditors

69.   Remuneration of Auditors

70.   Duties of Auditors

71.   Access to Records

72.   Financial Statements

73.   Distribution of Auditors Report

74.   Vacancy in the Office of Auditor

              VOLUNTARY WINDING-UP AND DISSOLUTION

75.   Winding-Up

                     CHANGES TO CONSTITUTION

76.   Changes to Bye-laws

77.   Changes to Memorandum of Association

78.   Discontinuance

                                 INTERPRETATION

1.    DEFINITIONS

      1.1 In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

            Act the Companies Act 1981 as amended from time to time;

            Alternate Director    an alternate director appointed in accordance
                                  with these Bye-laws;

            Auditor               includes an individual or partnership;

            Board                 the board of directors appointed or
                                  elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

            Company the company for which these Bye-laws are approved and confirmed;

            Director a director of the Company and shall include an Alternate Director;

            Member the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

            notice written notice as further defined in these Bye-laws unless otherwise specifically stated;

            Officer any person appointed by the Board to hold an office in the Company;

            Register of           the register of directors and officers
            Directors and         referred to in these Bye-laws;
            Officers

            Register of Members   the register of members referred to in these
                                  Bye-laws;

            Resident              any person appointed to act as resident
            Representative        representative and includes any deputy
                                  or assistant resident representative; and

            Secretary             the person appointed to perform any or all of
                                  the duties of secretary of the Company and includes any deputy or assistant secretary.

      1.2   In these Bye-laws, where not inconsistent with the context:

            (a) words denoting the plural number include the singular number and vice versa;

            (b) words denoting the masculine gender include the feminine and neuter genders;

            (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

            (d)   the words:-

                 (i)   "may" shall be construed as permissive; and

                 (ii)  "shall" shall be construed as imperative; and

            (e) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

      1.3 Expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

      1.4 Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

                                     SHARES

2.    POWER TO ISSUE SHARES

      2.1 Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Company may by resolution of the Members prescribe.

      2.2 Subject to the provisions of the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or holder) are liable to be redeemed on such terms and in such manner as the Company (before the issue or conversion) may by resolution of the Members determine.

3.    POWER OF THE COMPANY TO PURCHASE ITS SHARES

      The Company may purchase its own shares in accordance with the provisions of the Act on such terms as the Board shall think fit. The Board may exercise all the powers of the Company to purchase all or any part of its own shares in accordance with the Act.

4.    RIGHTS ATTACHING TO SHARES

      Subject to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the Company shall be divided into shares of a single class the holders of which shall, subject to the provisions of these Bye-laws:

            (a)   be entitled to one vote per share;

            (b) be entitled to such dividends as the Board may from time to time declare;

            (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

            (d) generally be entitled to enjoy all of the rights attaching to shares.

5.    CALLS ON SHARES

      5.1 The Board may make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

      5.2 The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

      5.3 The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

6.    PROHIBITION ON FINANCIAL ASSISTANCE

      The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of the acquisition or proposed acquisition by any person of any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted under the Act.

7.    FORFEITURE OF SHARES

      7.1 If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

           Notice of Liability to Forfeiture for Non-Payment of Call
                               - (the "Company")


            You have failed to pay the call of [amount of call] made on the [ ] day of [ ], 200[ ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [ ] day of [ ], 200[ ], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [ ] day of [ ], 200[ ] at the [registered office/place of business] of the Company the share(s) will be liable to be forfeited.

            Dated this [ ] day of [ ], 200[ ]

            ________________________________

            [Signature of Secretary] By Order of the Board

      7.2 If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

      7.3 A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

8.    SHARE CERTIFICATES

      8.1 Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

      8.2 The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

      8.3 If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

9.    FRACTIONAL SHARES

      The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

                             REGISTRATION OF SHARES

10.   REGISTER OF MEMBERS

      10.1 The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

      10.2 The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

11.   REGISTERED HOLDER ABSOLUTE OWNER

      The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

12.   TRANSFER OF REGISTERED SHARES

      12.1 An instrument of transfer shall be in writing in the form of, or as near thereto as the following or in such other common form as the Board may accept:

                          Transfer of a Share or Shares
                                - (the "Company")

            FOR VALUE RECEIVED....................[amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] of shares of the Company.

            DATED this [ ] day of [ ], 200[ ]

            Signed by:                                 In the presence of:

            -----------------------------              ------------------------

            Transferor                                          Witness

            -----------------------------              ------------------------

            Transferee                                          Witness

      12.2 Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

      12.3 The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

      12.4 The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

      12.5 The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

13.   TRANSMISSION OF SHARES

      13.1 In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

      13.2 Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

     Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member
                               - (the "Company")

            I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

            DATED this [ ] day of [ ], 200[ ]


            Signed by:                                 In the presence of:

            -----------------------------              ------------------------

            Transferor                                          Witness

            -----------------------------              ------------------------

            Transferee                                          Witness

      13.3 On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

      13.4 Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

                     REDUCTION OR INCREASE IN SHARE CAPITAL

14.   POWER TO ALTER CAPITAL

      14.1 The Company may by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or reduce its share capital in accordance with the provisions of the Act.

      14.2 Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

      15.   VARIATION OF RIGHTS ATTACHING TO SHARES

            If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

                          DIVIDENDS AND CAPITALISATION

16.   DIVIDENDS

      16.1 The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

      16.2 The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

      16.3 The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

      16.4 The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

17.   POWER TO SET ASIDE PROFITS

      The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

18.   METHOD OF PAYMENT

      18.1 Any dividend, interest, or other monies payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members, or to such person and to such address as the holder may in writing direct.

      18.2 In the case of joint holders of shares, any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

      18.3 The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

19.   CAPITALISATION

      19.1 The Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

      19.2 The Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                               MEETINGS OF MEMBERS

20.   ANNUAL GENERAL MEETINGS

      The annual general meeting of the Company shall be held in each year (other than the year of incorporation) at such time and place as the President or the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint.

21.   SPECIAL GENERAL MEETINGS

      The President or the Chairman or any two Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary.

22.   REQUISITIONED GENERAL MEETINGS

      The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of the Act shall apply.

23.   NOTICE

      23.1 At least five days' notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and that the election of Directors will take place thereat.

      23.2 At least five days' notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

      23.3 The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

      23.4 A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

      23.5 The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

24.   GIVING NOTICE

      24.1 A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

      24.2 Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

      24.3 Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method as the case may be.

25.   POSTPONEMENT OF GENERAL MEETING

      The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each member in accordance with the provisions of these Bye-laws.

26.   PARTICIPATING IN MEETINGS BY TELEPHONE

      Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

27.   QUORUM AT GENERAL MEETINGS

      27.1 At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time.

      27.2 If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. If the meeting shall be adjourned to the same day one week later or the Secretary shall determine that the meeting is adjourned to a specific date, time and place, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting being adjourned. If the Secretary shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

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28.   CHAIRMAN TO PRESIDE

      Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, and if not the President, shall act as chairman at all meetings of the Members at which such person is present. In their absence, the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.   VOTING ON RESOLUTIONS

      29.1 Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

      29.2 No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

      29.3 At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

      29.4 At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

30.   POWER TO DEMAND A VOTE ON A POLL

      30.1 Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

            (a)   the chairman of such meeting; or

            (b) at least three Members present in person or represented by proxy; or

            (c) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

            (d) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being

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                  shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such chares conferring such right.

      30.2 Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

      30.3 A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place at such meeting as the chairman (or acting chairman) of the meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

      30.4 Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

31.   VOTING BY JOINT HOLDERS OF SHARES

      In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

32.   INSTRUMENT OF PROXY

      32.1 An instrument appointing a proxy shall be in writing or transmitted by electronic mail in substantially the following form or such other form as the chairman of the meeting shall accept:

                                      Proxy
                                - (the "Company")

            I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to

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            vote for me/us at the meeting of the Members held on the [ ] day of
            [ ], 200[ ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

            Signed this [ ] day of [ ], 200[ ]

            ________________

            Member(s)

      32.2 The instrument of proxy shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by the appointor or by the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its seal or signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by a duly authorised officer or attorney.

      32.3 The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

33.   REPRESENTATION OF CORPORATE MEMBER

      33.1 A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member.

      33.2 33.2 Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

34.   ADJOURNMENT OF GENERAL MEETING

      The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present, and shall if so directed, adjourn the meeting. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

35.   WRITTEN RESOLUTIONS

      35.1 Subject to the following, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

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      35.2  A resolution in writing may be signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or all of the Members of the relevant class thereof, in as many counterparts as may be necessary.

      35.3 A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

      35.4 A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

      35.5  This Bye-law shall not apply to:

            (a) a resolution passed to remove an auditor from office before the expiration of his term of office; or

            (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

      35.6 For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

36.   DIRECTORS ATTENDANCE AT GENERAL MEETINGS

      The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

                             DIRECTORS AND OFFICERS

37.   ELECTION OF DIRECTORS

      37.1 The Board of Directors shall be elected or appointed in the first place at the statutory meeting of the Company and thereafter, except in the case of a casual vacancy, at the annual general meeting or at any special general meeting called for that purpose.

      37.2 At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

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38.   NUMBER OF DIRECTORS

      The Board shall consist of not less than two Directors or such number in excess thereof as the Members may determine.

39.   TERM OF OFFICE OF DIRECTORS

      Directors shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

40.   ALTERNATE DIRECTORS

      40.1 At any general meeting of the Company, the Members may elect a person or persons to act as a Director in the alternative to any one or more Directors of the Company or may authorise the Board to appoint such Alternate Directors.

      40.2 Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself by notice in writing deposited with the Secretary. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

      40.3 An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

      40.4 An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

41.   REMOVAL OF DIRECTORS

      41.1 Subject to any provision to the contrary in these Bye-laws, the Members may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director's removal.

      41.2 If a Director is removed from the Board under the provisions of this Bye-law the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.

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42.   VACANCY IN THE OFFICE OF DIRECTOR

      42.1  The office of Director shall be vacated if the Director:


            (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

            (b) is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

            (c)   is or becomes of unsound mind or dies; or

            (d)   resigns his office by notice in writing to the Company.

      42.2 The Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director and to appoint an Alternate Director to any Director so appointed.

43.   REMUNERATION OF DIRECTORS

      The remuneration (if any) of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

44.   DEFECT IN APPOINTMENT OF DIRECTOR

      All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

45.   DIRECTORS TO MANAGE BUSINESS

      The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.

46.   POWERS OF THE BOARD OF DIRECTORS

      46.1  The Board may:

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            (a)   appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

            (b) exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

            (c) appoint one or more Directors to the office of Managing Director or Chief Executive Officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

            (d) appoint a person to act as manager of the Company's day-to-day business and may entrust to and confer upon such manager such powers and duties as he deems appropriate for the transaction or conduct of such business;

            (e) by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's person seal with the same effect as the affixation of the seal of the Company;

            (f) procure that the Company pays all expenses incurred in promoting and incorporating the Company;

            (g) delegate any of its powers to a committee appointed by the Board which may consist partly or entirely of non-Directors provided that every such committee shall conform to such directions as the Board shall impose of them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superceded by directions imposed by the Board;

            (h) in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

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                  (i)   authorise any company, firm, person or body of persons
                        to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

47.   REGISTER OF DIRECTORS AND OFFICERS

      The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

48.   OFFICERS

      The Officers shall consist of a President and a Vice President or a Chairman and a Deputy Chairman, a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

49.   APPOINTMENT OF OFFICERS

      The Board shall, as soon as possible after the statutory meeting of Members and after each annual general meeting, appoint a President and Vice President or a Chairman and Deputy Chairman who shall be Directors. The Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

50.   DUTIES OF OFFICERS

      The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

51.   REMUNERATION OF OFFICERS

      The Officers shall receive such remuneration as the Board may determine.

52.   CONFLICTS OF INTEREST

      52.1 Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or company shall be entitled to remuneration for professional services as if such Director were not a Director. Nothing herein contained shall authorise a Director of Director's firm, partner or company to act as Auditor to the Company.

      52.2 A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

      52.3 Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote

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            in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

53.   INDEMNIFICATION AND EXCULPATION OF DIRECTORS AND OFFICERS

      The Directors, Secretary and other Officers (such term to include any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty with may attach to such Director or Officer.

                       MEETINGS OF THE BOARD OF DIRECTORS

54.   BOARD MEETINGS

      The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

55.   NOTICE OF BOARD MEETINGS

      A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director's last known address or any other address given by such Director to the Company for this purpose.

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56.   PARTICIPATION IN MEETINGS BY TELEPHONE

      Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

57.   QUORUM AT BOARD MEETINGS

      The quorum necessary for the transaction of business at a meeting of the Board shall be two Directors.

58.   BOARD TO CONTINUE IN THE EVENT OF VACANCY

      The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company; or (ii) preserving the assets of the Company.

59.   CHAIRMAN TO PRESIDE

      Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, and if not the President shall act as chairman at all meetings of the Board at which such person is present. In their absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by the Directors present at the meeting.

60.   WRITTEN RESOLUTIONS

      A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law only, "Director" shall not include an Alternate Director.

61.   VALIDITY OF PRIOR ACTS OF THE BOARD

      No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

                                CORPORATE RECORDS

62.   MINUTES

      62.1 The Board shall cause minutes to be duly entered in books provided for the purpose:

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            (a)   of all elections and appointments of Officers;

            (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

            (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

63.   PLACE WHERE CORPORATE RECORDS KEPT

      Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

64.   FORM AND USE OF SEAL

      64.1 The seal of the Company shall be in such form as the Board may determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

      64.2 The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for that purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

                                    ACCOUNTS

65.   BOOKS OF ACCOUNT

      65.1 The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

            (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

            (b)   all sales and purchases of goods by the Company; and

            (c)   all assets and liabilities of the Company.

      65.2 Such records of account shall be kept at the registered office of the Company, or subject to the provisions of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

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66.   FINANCIAL YEAR END

      The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

                                     AUDITS

67.   ANNUAL AUDIT

      Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

68.   APPOINTMENT OF AUDITORS

      68.1 Subject to the provisions of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company.

      68.2 The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

69.   REMUNERATION OF AUDITORS

      The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

70.   DUTIES OF AUDITORS

      70.1 The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

      70.2 The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

71.   ACCESS TO RECORDS

         The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

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72.   FINANCIAL STATEMENTS

      Subject to any rights to waive laying of accounts pursuant to the provisions of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

73.   DISTRIBUTION OF AUDITORS REPORT

      The report of the Auditor shall be submitted to the Members in general meeting.

74.   VACANCY IN THE OFFICE OF AUDITOR

      The Board may fill any casual vacancy in the office of the auditor.

                      VOLUNTARY WINDING-UP AND DISSOLUTION

75.   WINDING-UP

      If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             CHANGES TO CONSTITUTION

76.   CHANGES TO BYE-LAWS

      No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made save in accordance with the provisions of the Act and until the same has been approved by a resolution of the Board and by a resolution of Members.

77.   CHANGES TO THE MEMORANDUM OF ASSOCIATION

      No alteration or amendment to the Memorandum of Association shall be made save in accordance with the provisions of the Act and until same has been approved by a resolution of the Board and by a resolution of the Members.

78.   DISCONTINUANCE

      The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.

                                       72
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                               EXHIBIT 4.01(b)(i)

                             OPINIONS OF COUNSEL (A)

[  ] 2003

SB Asia Infrastructure Fund L.P.                  DIRECT LINE:
[Address]                                         E-MAIL:  dwcooke@cdp.bm
                                                  OUR REF:
Newbridge Asia Netcom (Cayman) Holdings           DWPC/siw/325232/62692/corpdocs
[Address]                                         YOUR REF:

Dear Sirs

ASIA NETCOM CORPORATION LIMITED (THE "COMPANY")

We have acted as special legal counsel in Bermuda to the Company in connection with a Shareholders Agreement (the "Shareholders Agreement", which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) among China Netcom Corporation International Limited ("Netcom"), China Netcom Corporation (Hong
Kong) Limited ("CNC"), SB Asia Infrastructure Fund L.P., Newbridge Asia Netcom (Cayman) Holdings and the Company dated as of [ ] 2003.

For the purposes of giving this opinion, we have examined a [facsimile copy of] the Shareholders Agreement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on [ ] 2003, minutes of a meeting of its directors and minutes of a meeting of its shareholders, each held on [ ] 2003 (together, the "Minutes"), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Shareholders Agreement, other than the Company, to enter into and perform its respective obligations under the Shareholders Agreement, (d) the due execution of the Shareholders Agreement by each of the parties thereto, other than the Company, and the delivery thereof by each of the parties thereto, (e) the accuracy and completeness of all factual representations made in the Shareholders Agreement and other documents reviewed by us, (f) that the resolutions contained in the Minutes remain in full

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

force and effect and have not been rescinded or amended, (g) that the Company is entering into the Shareholders Agreement pursuant to its business of acquiring, holding and dealing in personal property of all kinds, (h) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (i) the validity and binding effect under the laws of the State of New York (the "Foreign Laws") of the Shareholders Agreement in accordance with its terms, (j) the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to the Shareholders Agreement to arbitration in accordance with the terms thereof, (k) that none of the parties to the Shareholders Agreement has carried on or will carry on activities, other than the performance of its obligations under the Shareholders Agreement, which would constitute the carrying on of investment business in or from within Bermuda and that none of the parties to the Shareholders Agreement, other than the Company, will perform its obligations under the Shareholders Agreement in or from within Bermuda, (l) that on the date of entering into the Shareholders Agreement the Company is and at all material times thereafter will be able to pay its liabilities as they become due.

The obligations of the Company under the Shareholders Agreement (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We express no opinion as to the enforceability of any provision of the Shareholders Agreement which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company (e.g. the powers to amend its memorandum of association or bye-laws, to wind-up, to amalgamate, to repurchase or redeem its shares and to appoint or remove its auditors). We express no opinion in respect of the second sentence of Section 4.02 of the Shareholders Agreement which provides for persons who do not hold shares of the Company to enjoy rights as shareholders of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

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

1.    The Company is duly incorporated and existing under the laws of Bermuda.

2. The Company has the necessary corporate power and authority to enter into and perform its obligations under the Shareholders Agreement. The execution and delivery of the Shareholders Agreement by the Company and the performance by the Company, Netcom and CNC of their obligations thereunder will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda.

3. The Company has taken all corporate action required to authorise its execution, delivery and performance of the Shareholders Agreement. The Shareholders Agreement has been duly executed and delivered by or on behalf of the Company, and constitutes the valid, binding and enforceable obligations of the Company in accordance with the terms thereof.

4. No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Shareholders Agreement, except such as have been duly obtained in accordance with Bermuda law.

5. It is not necessary or desirable to ensure the enforceability in Bermuda of the Shareholders Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that the Shareholders Agreement creates a charge over assets of the Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $468 will be payable in respect of the registration.

      While there is no exhaustive definition of a charge under Bermuda law, a charge normally has the following characteristics:

      (i) it is a proprietary interest granted by way of security which entitles the chargee to resort to the charged property only for the purposes of satisfying some liability due to the chargee (whether from the chargor or a third party); and

      (ii) the chargor retains an equity of redemption to have the property restored to him when the liability has been discharged.

      However, as the Shareholders Agreement is governed by the Foreign Laws, the question of whether it would possess these particular characteristics would be determined under the Foreign Laws.

6. The choice of the Foreign Laws as the governing law of the Shareholders Agreement is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.

Yours faithfully

CONYERS DILL & PEARMAN

c.c.     The Company

                               EXHIBIT 4.01(b)(i)

                             OPINION OF COUNSEL (B)

Asia Netcom Corporation Limited
Newbridge Asia Netcom (Cayman) Holdings
SB Asia Infrastructure Fund L.P.

Ladies and Gentlemen:

      We have acted as special Taiwan counsel to Asia Netcom Corporation Limited ("ANC"), a Hong Kong company, in connection with the execution and delivery of the Transaction Documents (as defined below). This opinion letter is furnished to you at the request of ANC.

      In arriving at the opinions expressed below, we have reviewed copies of the following documents (collectively the "Transaction Documents"):

      (a) a Declaration of Trust dated March 7, 2003 (the "Declaration") executed by Wilmington Trust (Cayman) Ltd. (the "Trustee"), a Cayman Islands company;

      (b) a facility letter dated March [10], 2003 executed by ANC and Taiwan Holdings Co (the "Grandparent Company"), a Cayman Islands company;

      (c) the form of Deed of Retirement and Appointment of Enforcer to be executed by Newbridge Star Trust Enforcer (Cayman) (the "Enforcer"), a Cayman Islands company, the Trustee and ANC;

      (d) a form of letter of resignation to be executed by the Enforcer;

      (e) a Letter of Fees dated March 7, 2003 executed by the Trustee and the Grandparent Company, together with a related guarantee dated March 7, 2003 executed by ANC;

      (f) a Deed of Indemnity dated March 7, 2003 executed by the Trustee and the Grandparent Company, together with a related guarantee dated March 7, 2003 executed by ANC; and

      (g) a draft Sales and Distribution Agreement dated March 6, 2003 (the "Distribution Agreement") to be executed by ANC and Asia Global Crossing Holdings HK Limited (the "Parent Company"), a Hong Kong company.

      You have asked us to assume the following additional matters:

      (a) that on March 10, 2003 the Grandparent Company acquired all of the issued and outstanding shares of the Parent Company, pursuant to an Assignment and Assumption Agreement dated March 9, 2003 executed by ANC, Asia Global Crossing Ltd. and the Grandparent Company;

      (b) that the Parent Company is the owner of [substantially] all of the issued and outstanding shares of East Asia Crossing Taiwan, Inc. ("EACT"), a Taiwan company;

      (c) that EACT is the owner of 60% of the issued and outstanding shares of Asia Global Crossing Taiwan, Inc. ("AGCT"), all of the issued and outstanding shares of IXnet Taiwan Limited ("IXnet") and approximately 4.25% of the issued and outstanding shares of Digital United Inc. ("Digital"), each a Taiwan company;

      (d) that AGCT is licensed to operate an international submarine cable circuit leasing business and a type II telecommunications business in Taiwan and each of IXnet and Digital is licensed to operate a type II telecommunications business in Taiwan;

      (e) that neither the Trustee nor the Enforcer is owned directly or indirectly by a citizen, company or agency of the People's Republic of China;

      (f) that ANC is majority owned by China Netcom International Limited ("Netcom"); and

      (g) that Netcom is wholly owned by China Netcom Corporation (Hong Kong) Limited ("CNCHK") and CNCHK is indirectly, majority owned by entities organized in the People's Republic of China.

      For purposes of this opinion, we also have assumed:

      (a) that each legal entity which is party to any of the Transaction Documents is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

      (b) that each party has power and authority to execute, deliver and perform its obligations under and has duly authorized, executed and delivered the Transaction Documents to which it is party;

      (c) that all signatures, seals and chops on the Transaction Documents are genuine and have been duly affixed, the Transaction Documents are authentic and complete and have not been amended, supplemented, superseded, revoked or revised in any manner, and the copies thereof which we have reviewed conform to the originals;

      (d) that each of the Transaction Documents other than the Distribution Agreement constitutes, and the Distribution Agreement upon due authorization, execution and delivery shall constitute, legal, valid and binding obligations of the parties thereto under the laws by which it purports to be governed;

      (e) that the Declaration creates a trust (the "Trust") which holds all of the issued and outstanding shares of the Grandparent Company pursuant to the Special Trusts (Alternative Regime) Law, Part VIII of the Trust Law (2001 Revision) of the Cayman Islands; and

      (f) that it is intended that ANC will be named as beneficiary of the Trust.

We have understood our engagement not to include, and accordingly have not endeavored to make, any independent verification of the factual representations in the Transaction Documents or stated above.

            This opinion is confined to and given on the basis of the laws of Taiwan and prevailing interpretations thereof as of the date hereof. We have not investigated, and we do not express or imply any opinion on the laws of any other jurisdiction, and except as stated above we have assumed that no such other laws would affect the opinions stated herein. Insofar as this opinion relies on any decision of any regulatory agency, court or other government agency or authority or any government guideline or policy statement, it is based exclusively on those materials published and available to the public as of the date hereof, plus such unpublished information, if any, as to which we have actual knowledge. Without prejudice to the generality of the foregoing, this opinion is confined to and given on the basis of the current interpretation of the term "member of an organization" within the meaning of Article 72 of the Statute for Relations Between the People of the Taiwan Area and the People of the Mainland Area (the "Cross-Straits Statute") and we express no opinion concerning any future expansion or other revision of the Taiwan Government's current interpretation of such term.

            Based on the foregoing, and subject to the qualification set forth below, it is our opinion that:

      1. The execution and delivery of the Transaction Agreements by the parties thereto and the performance of their obligations thereunder will not conflict with or result in a breach or violation of any Taiwan law or regulation, including, without limitation, the Cross-Straits Statute.

      2. Article 72 of the Cross-Straits Statute prohibits any citizen, company or agency of the People's Republic of China from becoming a "member of an organization" in Taiwan, but the legal relationships created by the Transaction Documents do not make ANC a "member of an organization" within the meaning of that Article nor would ANC be a "member of an organization" within the meaning of that Article if it was named as the beneficiary of the Trust.

      3. It is not necessary to ensure the legality of any of the Transactions Agreements in Taiwan that any consent, approval, authorization or order be obtained from or that any document be filed or recorded with any Taiwan regulatory agency, court or other government agency or authority.

      The foregoing opinions are subject to the following qualification:

      (a) we express no opinion whether following execution and delivery of the Transaction Documents the Taiwan Government may determine that any of the investments described in this opinion is prohibited pursuant to any public policy prohibiting investments which may adversely affect Taiwan's national security.

      This opinion is addressed to you in connection with the execution and delivery of the Transaction Documents. It may not be relied upon for any other purpose and may not be disclosed to any other person without our consent.

                                            Sincerely,

                                            YANGMING PARTNERS

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

                               EXHIBIT 4.01(b)(ii)

                             COMPANY CERTIFICATE (A)

      Reference is made to the Shareholders Agreement (the "Shareholders Agreement") of Asia Netcom Corporation Limited, a company incorporated under the laws of Bermuda, made as of March _____, 2003 and effective as of the Effective Date, among China Netcom Corporation International Limited, China Netcom Corporation (Hong Kong) Limited, (the "Company"), SB Asia Infrastructure Fund L.P., Newbridge Asia Netcom (Cayman) Holdings and the Company. Except as otherwise provided, capitalized terms used herein shall have the meanings set forth in the Shareholders Agreement.

      I, ________________, in my capacity as ________________ of the Company, and as duly authorized attorney-in-fact of the Board of Directors of the Company under that certain Power of Attorney, dated as of ______, 2003, hereby certify that:

      (a) The representations and warranties of the Company in Article III of the Shareholders Agreement are true and correct on and as of the date hereof;

      (b) Each person who, as a director or officer of the Company or attorney-in-fact of such director or officer, signed the Shareholders Agreement and any other document delivered prior to or on the date hereof in connection with the transactions contemplated in the such agreements (the "Transaction Agreements") was duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact, and the signatures or true facsimile signatures, of such persons are genuine; and

      (c) The Company is not aware of any matter or development which constitutes a breach of or is inconsistent with any of the representations, warranties and covenants made by the Company under any of the Transaction Agreements to which the Company is a party.

      IN WITNESS WHEREOF, I have signed this certificate in the capacity indicated below.

Dated:  March ______, 2003

                                              By ___________________________
                                                 Name:
                                                 Title: ____________________ and
                                                        Attorney-in-Fact

                               EXHIBIT 4.01(b)(ii)

                             COMPANY CERTIFICATE (B)

      Reference is made to the Shareholders Agreement (the "Shareholders Agreement") of Asia Netcom Corporation Limited, a company incorporated under the laws of Bermuda (the "Company"), made as of March _____, 2003 and effective as of the Effective Date, among China Netcom Corporation International Limited, China Netcom Corporation (Hong Kong) Limited, SB Asia Infrastructure Fund L.P., Newbridge Asia Netcom (Cayman) Holdings and the Company. Except as otherwise provided, capitalized terms used herein shall have the meanings set forth in the Shareholders Agreement.

      I, ________________, in my capacity as ________________ of the Company, and as duly authorized attorney-in-fact of the Board of Directors of the Company under that certain Power of Attorney, dated as of ______, 2003, hereby certify that:

      (d) The representations and warranties of the Company in Article III of the Shareholders Agreement are true and correct on and as of the date hereof;

      (e) Attached hereto as Annex I is a true, correct and complete list of all agreements that the Company has executed or by which the Company is bound as of the date hereof;

      (f) Attached hereto as Annex II is a true, correct and complete copy of resolutions duly adopted by each of the Board of Directors and the members of the Company since its incorporation; such resolutions have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Company's Board of Directors and/or the Company's members, as the case may be, since the Company's incorporation;

      (g) Attached hereto as Annex III is a true, correct and complete copy of the minutes of the meetings of each of the Board of Directors and the members of the Company since its incorporation; and such minutes accurately reflect the proceedings of every meeting of the Board of Directors and/or the members of the Company, as the case may be, since its incorporation;

      (h) Attached hereto as Annex I is a true, correct and complete copy of the Memorandum of Association and Bye-Laws of the Company, as amended to date, which continue in full force and effect on the date hereof;

      (i) No amendment or other document relating to or affecting the Memorandum of Association and Bye-Laws of the Company has been adopted or filed since March ______, 2003 and no action has been taken by the Company or its members, directors or officers in contemplation of the filing of any such amendment, or in contemplation of the liquidation or dissolution of the Company;

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

      (j) Each person who, as a director or officer of the Company or attorney-in-fact of such director or officer, signed the Shareholders Agreement and any other document delivered prior to or on the date hereof in connection with the transactions contemplated in the such agreements (the "Transaction Agreements") was duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact, and the signatures or true facsimile signatures, of such persons are genuine; and

      (k) The Company is not aware of any matter or development which constitutes a breach of or is inconsistent with any of the representations, warranties and covenants made by the Company under any of the Transaction Agreements to which the Company is a party.

      IN WITNESS WHEREOF, I have signed this certificate in the capacity indicated below.

Dated:  March ______, 2003

                                             By ___________________________
                                                Name:
                                                Title: ____________________ and
                                                       Attorney-in-Fact

                                  EXHIBIT 5.02

                       SELECTED TERMS OF THE CNC GUARANTEE

      (a) CNCHK (the "Guarantor") irrevocably guarantees (as primary obligor and not merely as surety) payment in full of all amounts due and payable by the Company (the "Borrower") under the credit agreement (this "Agreement") evidencing the Additional Debt Funding as defined in the Shareholders Agreement among China Netcom Corporation International Limited, China Netcom Corporation (Hong Kong) Limited, SB Asia Infrastructure Fund L.P., Newbridge Asia Netcom (Cayman) Holdings and Asia Netcom Corporation Limited dated March, [ ] 2003 (the "Shareholders Agreement") and the notes (the "Notes"), as and when those amounts become payable (whether in respect of principal or interest or otherwise, and whether at stated maturity, by acceleration or otherwise), strictly in accordance with the provisions of this Agreement and the Notes, provided, however, that it being understood that the Guarantor's aggregate maximum liability hereunder in respect of principal amounts shall not exceed at any time the lesser of (i) all principal amounts due and payable by the Company under this Agreement and (ii) the excess of (x) $300 million over (y) the aggregate principal amount of the Initial Funding as defined in the Shareholders Agreement.

      (b) This Guarantee is a Guarantee of payment and not of collection, and it shall not be affected in any way by the absence of any action to obtain payment from the Borrower, provided, however, that the Guarantor's obligation to make any payment shall be determined after giving effect to all payments whatsoever received by [Agent], [Bank] or [Manager] from the Borrower.

      (c) The Guarantor's obligations under this Guarantee shall be unconditional, irrespective of any lack of capacity of the Borrower or any lack of validity or enforceability of any other provision of this Agreement or the Notes, and this Guarantee shall not be affected in any way by any variation, extension, waiver, compromise or release of any or all of the obligations of the Borrower hereunder or under the Notes or of any security from time to time therefor.

      (d) This Guarantee is a continuing Guarantee and shall remain in full force and effect until all amounts payable by the Borrower under this Agreement and the Notes have been validly, finally and irrevocably paid in full. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment of the Borrower, in whole or in part, is rescinded or must otherwise be returned by any [Agent], [Bank] or [Manager] upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though that payment had not been made.

      (e) If the Borrower merges, amalgamates or consolidates with or into another entity, loses its separate legal identity or ceases to exist, the Guarantor shall nonetheless continue to be liable for the payment of all amounts payable by the Borrower under this Agreement and the Notes.

      (f) This Guarantee shall not be affected by the occurrence of any Default or Event of Default, by the existence of any bankruptcy, insolvency, reorganization or similar proceedings involving the Borrower, by any change in the laws, rules or regulations of [China, Hong Kong or

Bermuda] or by any present or future action of any governmental authority or court of any jurisdiction amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the obligations of the Borrower under this Agreement or the Notes or by any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor.

      (g) The Guarantor recognizes that this Guarantee is governed by the laws of the State of New York, U.S.A. and expressly agrees that any rights or privileges that it might otherwise have under [___________](5)shall not be applicable to this Guarantee.

      (h) If the Guarantor receives any amount as a result of any action against the Borrower or any of its property or assets or otherwise for or on account of any payment made by the Guarantor under this Guarantee and any amount payable by the Borrower under this Agreement or any Note is at the time overdue and unpaid, the Guarantor shall forthwith pay that amount received by it, to the [Lender Agent], without demand, to be credited and applied against the amount so payable by the Borrower.

      (i) The Guarantor waives all requirements as to promptness, diligence, presentment, demand for payment, protest and notice of any kind with respect to this Guarantee, this Agreement and the Notes and with respect to any action taken in respect of any security provided from time to time for the Borrower's obligations hereunder and under the Notes.

      (j) As further evidence of this Guarantee, the Guarantor shall endorse its Guarantee of payment on the Notes, but no failure by the [Lender Agent] or the Banks to insist upon that endorsement shall affect the existence, validity or terms of this Guarantee, and the form of Guarantee endorsed on the Notes by the Guarantor shall not be construed as in diminution of or substitution for any of the obligations or agreements of the Guarantor under this Guarantee.

--------
(5) To include legislation deemed relevant by the [Bank], for example, the Foreign Sovereign Immunities Act

                                  EXHIBIT 8.02

                               REGISTRATION RIGHTS

      Section 1. Definitions. The following definitions, as well as certain terms defined elsewhere in this Exhibit 8.02, shall apply to this Exhibit 8.02 only:

      "Adverse Disclosure" means public disclosure of material non-public information which, in the Board's good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any registration statement filed by the Company with the SEC, the HKSE or any other exchange, as applicable, so that such registration statement would not be false or misleading in any material respect; (ii) would not be required to be made at such time but for the filing or publication of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

      "HKSE" means The Stock Exchange of Hong Kong Limited.

      "HKSE Listing Rules" means the Rules Governing the Listing of Securities on the Stock Exchange.

      "Registrable Securities" means all Shares held by the Other Shareholders as of the date hereof or hereinafter acquired by the Other Shareholders, and all other common shares or other securities of the Company issued or issuable, directly or indirectly, to the Other Shareholders as a result of any share split, share division, share consolidation, bonus issues or share dividend, reclassification, exchange, exercise, exchange or similar event after the date of this Agreement.

      "Registration Expenses" means all expenses, except underwriting discounts, selling commissions and share transfer taxes incurred by the Company in complying with the terms of this Exhibit 8.02, including, without limitation, all registration, qualification, filing, listing and similar fees, fees and expenses of any "qualified independent underwriter", printing fees and expenses, reasonable fees and expenses of underwriters customarily paid by issuers or sellers of securities, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration, expenses incurred by employees of the Company in connection with roadshows or other marketing and promotional efforts reasonably requested by the managing underwriter (provided that the Company shall not be required to pay such expenses in connection with a registration solely of secondary shares) and copying, word processing, telephone, facsimile, messenger and delivery expenses and disbursements of one counsel for the selling shareholders in each jurisdiction in which the Registrable Securities will be offered selected by the holders of a majority of the Registrable Securities being registered; provided, however, that if a registration request pursuant to
Section 2 is subsequently withdrawn at the request of the holders of a number of shares of Registrable Securities such that the remaining holders requesting registration would not have been able to request registration under the provisions of Section 2, such withdrawing holders shall bear any such expenses incurred prior to the date of withdrawal in connection with such right unless such withdrawing holder shall forfeit their right to one requested registration pursuant to Section 2 and provided, further, that if a registration request pursuant to Section 8 is subsequently withdrawn at the request of the holders of a number of shares of Registrable Securities such that the remaining holders requesting registration would not have been able to request registration under Section 8 of this Agreement, the Company shall not be required to pay any expenses of that registration proceeding, and the withdrawing holders shall bear such expenses. The holders shall bear and pay the underwriting commissions and discounts applicable to securities offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement.

      "SEC" means the U.S. Securities and Exchange Commission.

      "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      All other terms used but not defined in this Exhibit 8.02 shall have the meanings set forth in the Agreement. References in this Exhibit 8.02 to "Sections" are to the Sections of this Exhibit 8.02, unless otherwise specified.

      Section 2. Demand Registration. Other Shareholders holding an aggregate of not less than thirty percent (30%) of all Registrable Securities held by all of the Other Shareholders may request that the Company effect: (i) a registration of Registrable Securities under the Securities Act, only on or after the one hundred and eightieth (180th) day following the closing date the Company's initial public offering under the Securities Act, or (ii) a listing of Registrable Securities on the HKSE (a "HK Listing") or any other exchange, only on or after the one hundred and eightieth (180th) day following the closing of the Company's listing on the HKSE or such other exchange (each of (i) and (ii) being a "Demand Registration"). Upon receipt of such demand, the Company shall use its reasonable best efforts to effect such Demand Registration as soon as practicable and, in any event, to file within ninety (90) days of receipt of such request, a registration statement under the Securities Act or a listing application with the HKSE or such other exchange, as applicable, covering the Registrable Securities subject to such request, subject to the limitations set forth in Section 3. The Company may include in any Demand Registration any other Shares so long as the inclusion in such registration thereof will not, in the reasonable judgment of the managing underwriter(s), if any, materially and adversely interfere with the timing, pricing or marketing in accordance with the intended method of sale or other disposition of all Registrable Securities sought to be registered. If it is determined as provided above that there will be such interference, the Shares sought to be so included shall be excluded to the extent deemed appropriate by the managing underwriter(s).

      Section 3. Limitations. The Company's obligation to effect a Demand Registration requested pursuant to Section 2 shall be subject to the following limitations:

      (a) The Company shall not be requested to effect any Demand Registration unless the expected aggregate market value of the Registrable Securities to be offered is at least U.S.$20 million.

            (b) The Company shall not be required to effect any Demand Registration (i) except as otherwise set forth herein, within one hundred and twenty (120) days of a registration of equity securities of the Company or securities convertible or exchangeable into equity securities of the Company or (ii) if the managing underwriter would require the conduct of an audit other than the regular audit conducted by the Company at the end of its fiscal year or otherwise as required by the Commission, the HKSE, the Securities Act or the rules and regulations thereunder or the HKSE Listing Rules, in which case the filing may be delayed until the completion of such regular audit (unless the holders of the Registrable Securities to be registered agree to pay the expenses of the Company in connection with such an audit other than the regular audit).

      (c) The Company may defer its obligations to effect a Demand Registration no more than twice in any twenty four (24) month period if, in the good faith judgment of the Board of Directors, filing a registration statement with the SEC or a listing application with the HKSE or such other exchange, as applicable, at the time a Demand Registration is requested would require Adverse Disclosure, provided, however, that such deferral may not extend beyond the earlier to occur of (i) one hundred and twenty (120) days after the date upon which such filing would otherwise be required pursuant to Section 2, or (ii) with respect to an event requiring Adverse Disclosure, the date upon which such Adverse Disclosure is first made, or the date upon which filing of a registration statement with the SEC, the HKSE or such other exchange, as applicable, would not require Adverse Disclosure therein.

      (d) Each of SAIF and Newbridge (or their successors and assigns) may make two requests for a Demand Registration (i.e., an aggregate maximum of four Demand Registrations).

      (e) The Company shall not be required to effect any Demand Registration if the Registrable Securities subject to the demand may be immediately registered on Form F-3 pursuant to a request made with respect to Section 8 below.

      Section 4. Selection of Underwriter for Demand Registration. Any Demand Registration and related offering shall be managed by the Other Shareholders holding a majority of the Registrable Securities to be registered as follows: such Other Shareholders shall have the right, in each case, subject to the approval of the Company (which approval shall not be unreasonably withheld) to
(i) select the managing underwriter(s) for such offering, (ii) in consultation with the managing underwriter(s), determine the aggregate number or principal amount of Registrable Securities to be included in such registration/listing and offering (subject to applicable limitations set forth herein), the offering price per Registrable Security, the underwriting discounts and commissions per Registrable Security, the terms of the underwriting agreement, the timing of the registration/listing and related offering (subject to applicable limitations set forth herein), and (iii) determine all other administrative matters related to the registration/listing and related offering. If applicable, the Company and the holders of the Registrable Securities subject to the Demand Registration shall enter into an underwriting agreement in customary form with the underwriter(s) selected by the Other Shareholders holding a majority of the Registrable Securities to be registered in accordance with this Section 4 and shall enter into such other customary agreements and take all such other customary actions (including participation by the Company's management in roadshows and other meetings with investors) as may reasonably be requested to facilitate the disposition of the Registrable Securities.

      Section 5. Piggyback Registration Rights. If at any time the Company determines that it shall file a registration statement under the Securities Act on any form that would also permit the registration of the Registrable Securities and such filing is to be with respect to the sale of its common shares or other securities convertible or exchangeable into the common shares of the Company to be sold solely for cash, for its own account, for the account of a shareholder or shareholders, or both (a "Company Registration"), the Company shall give the Other Shareholders prompt written notice of its intention to do so and of the intended method of sale along with reasonable details of such sale (the "Registration Notice"). The Other Shareholders may request inclusion of any Registrable Securities in such Company Registration by delivering to the Company, within fifteen (15) Business Days after receipt of the Registration Notice, a written notice (the "Piggyback Notice") stating the number or principal amount of Registrable Securities proposed to be included and that such securities are to be included in any underwriting only on the same or equivalent terms and conditions as the Shares or other securities otherwise being sold through underwriters under such registration or listing. The Company shall use its reasonable best efforts to cause all Registrable Securities specified in the Piggyback Notice to be included in the Company Registration and any related offering, and to permit the sale by the Other Shareholders of such Registrable Securities in accordance with the method of sale applicable to the other securities included in the Company Registration.

      Section 6. Limitations on Piggyback Registrations. The Company's obligation to include Registrable Securities in the Company Registration pursuant to Section 5 shall be subject to the following limitations:

      (a) The Company shall not be obligated to include any Registrable Securities in a registration statement (i) filed on Form F-4 or such other similar successor forms then in effect under the Securities Act, (ii) pursuant to which the Company is offering to exchange its own securities or is offering securities solely to its existing shareholders, or (iii) relating solely to dividend reinvestment plans.

      (b) If the managing underwriter(s), with respect to an underwritten offering, or the Company, with respect to a non-underwritten offering, related to a Company Registration determines in its reasonable judgment that marketing factors require a limitation of the number or principal amount of securities that can be included in such offering, the managing underwriter(s) or Company may exclude the appropriate number or principal amount of the securities held by the securityholders of the Company, including the Other Shareholders, from such registration. If the managing underwriter(s) or Company determines to include in such offering an amount of Registrable Securities that is less than all of the Registrable Securities that the Other Shareholders desire to include, the Other Shareholders (except for such Other Shareholders, if any, upon whose demand such Registration is being made) shall share pro rata in the portion of such offering available to them (the "Available Portion"). Such pro rata allocation of the Available Portion among the Other Shareholders shall be based on the number of Registrable Securities which each such Other Shareholder has requested to be included in the Company Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 6 prior to the effectiveness of such registration whether or not any holder has elected to include securities in such registration.

      Section 7. Selection of Underwriter for Piggyback Registration. Any Company Registration and related offering shall be managed by the Company; the Company shall have the power to select the managing underwriter(s) for such offering and shall, in consultation with the managing underwriter(s), have the power to determine the offering price, the underwriting discounts and commissions, the terms of the underwriting agreement, the timing of the registration and related offering, counsel to the Company, and all other administrative matters related to the registration and related offering. To the extent that any Other Shareholder participates in a Company Registration and related offering pursuant to Section 5, such Other Shareholders shall enter into, and sell its Registrable Securities only pursuant to the terms of, an underwriting agreement between the Company and the underwriter, and shall commit to taking such actions as may be reasonably necessary to effect its participation in the offering and to provide any assurances reasonably requested by the Company and the managing underwriter(s) in that regard, and shall deliver to the Company in custody certificates representing all Registrable Securities to be included in the Registration or otherwise deliver such securities as requested by the Company. Any Other Shareholder may elect to withdraw from the Company Registration (in whole or in part) by written notice to the Company and the managing underwriter(s) delivered no later than three (3) days prior to the scheduled printing of the preliminary prospectus with respect thereto, as such schedule is determined by the underwriter(s) and the Registrable Securities of such Other Shareholder shall thereupon be withdrawn from such registration.

      Section 8. Shelf Registration. If at any time and from time to time (a) Other Shareholders holding an aggregate of not less than thirty percent (30%) of all Registrable Securities held by all of the Other Shareholders request in writing that the Company file a registration statement on Form F-3 or any successor thereto for a public offering of all or any portion of the shares of Registrable Securities held by such requesting holder, the reasonably anticipated aggregate price to the public of which would exceed $10,000,000, and
(b) the Company is a registrant entitled to use Form F-3 or any successor thereto to register such shares, the Company shall file with the SEC a shelf registration statement on Form F-3 (or any successor form or other appropriate form under the U.S. Securities Act) with respect to the offer and sale of the Registrable Securities by the holders thereof from time to time in accordance with the methods of distribution elected by such holders and set forth in such registration statement, and thereafter shall use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act. The Company shall use its reasonable best efforts to keep such shelf registration statement continuously effective in order to permit the prospectus forming a part thereof to be usable by the holders until the second (2nd) anniversary of the effective date thereof. The Company shall amend or supplement the shelf registration statement as may be necessary to provide for an underwritten offering of Registrable Securities pursuant thereto (such underwriter being chosen by the holders of a majority of the Registrable Securities to be so offered).

      Section 9. Registration Procedures. If and whenever the Company is required pursuant to this Annex to use its reasonable best efforts to effect the registration of any of the Registrable Securities and subject to the limitations set forth in Sections 3(b) and 6(b) and otherwise as set forth herein, the Company shall, as expeditiously as reasonably practicable:

      (a) prepare and file with the SEC, the HKSE or such other exchange, as applicable, a registration statement (including a prospectus therein) or listing application, as applicable, with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective, with respect to a firm-commitment underwritten offering, for such period of distribution as may be necessary to permit the successful marketing of such securities, but not exceeding one hundred and eighty (180) days and, with respect to any other registrations, until the later of the sale of all Registrable Securities covered thereby and ninety (90) days after the effective date thereof; provided, that, notwithstanding anything to the contrary contained in this Agreement, the Company shall not be obligated to keep any shelf registration statement effective after such date that all holders are provided an opinion of counsel for the Company (which opinion shall be reasonably satisfactory to such holders) that all Registrable Securities subject thereto may be immediately sold publicly into the United States and any state thereof without registration under the Securities Act;

      (b) prepare and file with the SEC the HKSE or such other exchange, as applicable, such amendments and supplements to such registration statement and the prospectus used in connection therewith and use its reasonable best efforts to cause each such amendment to become effective, as may be necessary to comply with the Securities Act, the HKSE Listing Rules or the registrations of such other exchange, and the rules of the SEC, the HKSE or such other exchange thereunder; and to keep such registration statement effective for that period of time specified in Section 9(a);

      (c) furnish to Other Shareholders such number of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act or the HKSE Listing Rules, and such other documents as Other Shareholders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold;

      (d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering (with each securityholder participating in such underwriting also entering into and performing its obligations under such an agreement, including furnishing any opinion of counsel reasonably requested by the managing underwriter);

      (e) notify each holder of Registrable Securities promptly, and, if requested by such holder, confirm such advice in writing, (i) when a registration statement has become effective and when any post-effective amendments and supplements to such registration statement become effective, (ii) of the issuance by the SEC, the HKSE or any other securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose or (iv) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Company shall use all reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

      (f) upon written request by any underwriters of the offering, and subject to applicable rules and guidelines, use reasonable best efforts to cause its independent certified public accountants and attorneys, as applicable, to furnish the Other Shareholders a signed counterpart, addressed to such party, and the underwriters, if any, of (i) a letter from the independent certified accountants of the Company in the form customarily furnished to underwriters in firm commitment underwritten offerings, providing substantially that such accountants are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement and the prospectus, and any amendment or supplement to such registration statement, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other financial matters (including information as of the date of such letter) with respect to the registration in respect of which such letter is being given as the underwriters may reasonably request and as is consistent with the requirements of Statements on Auditing Standards ("SAS") No. 72 or SAS No. 76; (ii) an opinion of outside legal counsel to the Company, dated the effective date of the registration statement, covering substantially the same matters with respect to the registration statement and prospectus included therein as are customarily covered (at the time of such registration) in the opinions of issuer's counsel delivered to the underwriters in comparable underwritten public offerings; or (iii) equivalent items required under applicable Hong Kong laws and regulations;

      (g) use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the U.S. blue sky laws of such jurisdictions as the Other Shareholders or their underwriters, if any, shall reasonably request, and do any and all other acts and things which may be necessary or desirable to consummate the disposition of the securities in such jurisdiction; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject, or subject the Company to any tax in any such jurisdiction where it is not then so subject;

      (h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

      (i) Subject to the execution by such Persons of a confidentiality agreement in customary form reasonably acceptable to the Company, make available for reasonable inspection by the Other Shareholders and any participating accountant or other agent retained by the Other Shareholders, and any participating underwriter in a Demand Registration, all financial and other records and pertinent documents, provide reasonable access to properties and facilities of the Company, and cause the Company's Affiliates, directors, officers, employees and agents to (i) make available all material information,
(ii) otherwise use their reasonable best efforts to obtain all legal opinions, auditors' consents and comfort letters and (iii) participate in such road shows and similar marketing efforts, in each case as may be reasonably requested by any such underwriter, attorney, accountant or agent in connection with the preparation of such registration statement and the sale of such securities;

      Section 10. Obligations of Other Shareholders.

      (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Exhibit that the holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

      (b) Each holder of Registrable Securities agrees, if so required by the managing underwriters of any offering of the Company's common shares, or securities convertible or exchangeable into the Company's common shares, not to effect any public sale or distribution (including any sale pursuant to a registration or listing effected pursuant to this Agreement or pursuant to Rule 144 or Registration S of the Securities Act) of Registrable Securities within thirty (30) days prior to the scheduled effective date of any registration statement of the Company or one hundred and fifty (150) days after the effective date of any such registration statement.

      Section 11. Transfer of Registration Rights. The registration rights of any Other Shareholder under this Agreement with respect to any Registrable Securities may be transferred to any transferee of such Registrable Securities; provided, that (i) the transferring Shareholder shall give the Company written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which rights under this Agreement are being transferred; (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound as a Shareholder by the provisions of this Agreement; and (iii) immediately following such transfer such securities would remain restricted under Securities Act.

      Section 12. Expenses. The Company shall pay all Registration Expenses.

      Section 13. Termination of Registration Rights. The right of any Other Shareholder to request registration or inclusion in any registration pursuant to Sections 2, 5 or 8 shall (a) terminate with respect to a registration under the Securities Act, on the earlier to occur of (i) on or at any time after the closing of the IPO, if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder, in the opinion of counsel to the Company (which opinion shall be reasonably satisfactory to such Other Shareholder), may be immediately sold publicly into the United States and any state thereof without registration under the Securities Act, or (ii) ten years after the closing of the IPO; and (b) be suspended with respect to a listing on the HKSE or such other exchange, in each case, (i) so long as the Shares are listed on the HKSE or such other exchange and (ii) no further listing application or other action is required by the Company for the listing and the sale of such Registrable Securities on such exchange.

                                SCHEDULE 4.01(b)

                                  SHAREHOLDERS

SHAREHOLDER                   ADDRESS AND FACSIMILE                 CASH CONTRIBUTION          SHARES
-----------                   ---------------------                 -----------------          ------
China Netcom Corporation      c/o China Netcom Corporation (Hong
International Limited         Kong) Limited                         U.S.$61,200,000            60,000,000
                              59th Floor, Bank of China Tower
                              One Garden Road
                              Central, Hong Kong
                              Fax:  (852) 3108-3800
                              Attention:  Wenlong Sun

                              c/o Newbridge Capital LLC
Newbridge Asia Netcom         Suite 2002-2005                       U.S.$29,400,000            29,400,000
(Cayman) Holdings             One International Finance Centre
                              One Harbour View Street
                              Central, Hong Kong
                              Fax:  (852) 2530-9948
                              Attention: Weijian Shan

                              c/o SAIF Advisors Ltd.
SB Asia Infrastructure Fund   Suites 2115-2118                      U.S.$29,400,000            29,400,000
L.P.                          Two Pacific Place
                              88 Queensway, Hong Kong
                              Fax:  (852) 2234-9116
                              Attention: Brandon H.P. Lin

                                 SCHEDULE 10.02

                           CNCHK EXISTING ARRANGEMENTS

1.    CNC's Capacity in the Submarine Cable Systems

   CABLE SYSTEM         CAPACITY
   ------------         --------
a. C2C                  13xSTM-1

b. APCN2                16xSTM-1

c. FLAG                 2xSTM-1

d. CH-US                2xSTM-1

e. EAC & PC-1           1xSTM-16

2. CNC has entered into the Services Agreement with Equant Mauritius Holding Ltd. dated October 2001 (the "Arrangement"). Under the Arrangement, each party is obligated to use the other party's services and networks relating to VPN Communications services. Each party (the "Service Provider") has a right of first refusal for the other party to seek VPN Communications service (the "Seeking Party") from a third party originating from where the Seeking party is licensed if the Seeking party is also licensed and terminating at the place where the Service Provider is licensed to provide such VPN Communications service.